Exhibit 2.3

EXECUTION VERSION

FIRST AMENDMENT TO

BUSINESS COMBINATION AGREEMENT

This First Amendment (this “Amendment”) to that certain Business Combination Agreement, dated as of November 16, 2021, by and among Alpha Capital Holdco Company, an exempted company incorporated with limited liability in the Cayman Islands (“New PubCo”), Alpha Merger Sub I Company, an exempted company incorporated with limited liability in the Cayman Islands and a direct, wholly owned subsidiary of New PubCo (“First Merger Sub”), Alpha Merger Sub II Company, an exempted company incorporated with limited liability in the Cayman Islands and a direct, wholly owned subsidiary of New PubCo (“Second Merger Sub”), Alpha Merger Sub III Company, an exempted company incorporated with limited liability in the Cayman Islands and a direct, wholly owned subsidiary of New PubCo (“Third Merger Sub” and, together with First Merger Sub and Second Merger Sub, the “Merger Subs”), Semantix Tecnologia em Sistema de Informação S.A., a sociedade anônima organized under the laws of Brazil (the “Company”) and Alpha Capital Acquisition Company, an exempted company incorporated with limited liability in the Cayman Islands (“SPAC”) (such agreement, the “Business Combination Agreement”), is made and entered into as of April 13, 2022, by and among New PubCo, the Merger Subs, the Company and SPAC (collectively referred to herein as the “Parties”). Capitalized terms in this Amendment that are used but not otherwise defined herein shall have the respective meanings given to them in the Business Combination Agreement.

RECITALS

WHEREAS, the Parties desire to amend the Business Combination Agreement; and

WHEREAS, Section 11.12 of the Business Combination Agreement provides that the Business Combination Agreement may be amended by the Parties at any time by execution of an instrument in writing signed on behalf of each of the Parties.

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained in this Amendment and the Business Combination Agreement, for other good and valuable consideration, the value, receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

AMENDMENTS

1. Effective as of the date of this Amendment, the Business Combination Agreement is hereby amended as follows:

a.	The sixteenth paragraph in the Recitals to the Business Combination Agreement is hereby amended and restated in its entirety to read as follows:

“WHEREAS, concurrently with the execution and delivery of this Agreement, New PubCo, SPAC Sponsor and certain affiliate shareholders of the Company have entered into a shareholders agreement, which shareholders agreement was subsequently amended and restated in its entirety on April 13, 2022 by an Amended and Restated Shareholders Agreement in the form attached hereto as Exhibit G (the “Shareholders Agreement”) by and among New PubCo, SPAC Sponsor and certain affiliate shareholders of the Company;”

b.	Section 7.19(a) of the Business Combination Agreement is hereby amended and restated in its entirety to read as follows:

“(a) The Parties shall cooperate to establish an equity incentive plan the (“New PubCo Equity Plan”) for service providers of New PubCo and its subsidiaries, to be approved by the Company, New PubCo and SPAC and effective as of (and contingent on) the Closing. The proposed form of the New PubCo Equity Plan shall be prepared and delivered by the Company to SPAC and New PubCo and shall be mutually agreed (in good faith) by SPAC, New PubCo and the Company prior to the Closing Date. New PubCo shall, immediately upon the effectiveness of a registration statement on Form S-8 registering New PubCo Ordinary Shares under the New PubCo Equity Plan, make grants to eligible individuals in the amounts determined by the New PubCo Board following the Closing. As soon as practicable following the date hereof (and in all events prior to the Closing), the Company shall engage a compensation consultant mutually satisfactory to SPAC and the Company to advise the Company with respect to the terms of the New PubCo Equity Plan (including, without limitation, with respect to the initial share pool reserve and “evergreen” renewal percentage). New PubCo, SPAC and the Company each agree that upon receipt of the final report of such compensation consultant prior to the Closing, New PubCo, SPAC and the Company shall mutually determine the terms of the New PubCo Equity Plan (including the initial share pool reserve and “evergreen” renewal percentage) in good faith in accordance with, in all material respects, the determination of the compensation consultant; provided that (x) the New PubCo Equity Plan shall initially reserve a number of New PubCo Ordinary Shares not exceeding 15% of total number of New PubCo Ordinary Shares outstanding on a fully diluted basis, as determined at the Closing and (y) the New PubCo Equity Plan shall include an “evergreen” provision pursuant to which the number of New PubCo Ordinary Shares reserved for issuance under the plan shall be increased automatically each year by not more than 5% of the aggregate number of New PubCo Ordinary Shares outstanding on a fully diluted basis, as determined on December 31 of the previous year.”

c.	Exhibit G to the Business Combination Agreement is hereby deleted and replaced in its entirety with the Exhibit A attached hereto.

d.	Exhibit H to the Business Combination Agreement is hereby deleted and replaced in its entirety with the Exhibit B attached hereto.

e.	Schedule I to the Business Combination Agreement is hereby deleted and replaced in its entirety with the Exhibit C attached hereto.

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2. Except as expressly amended, modified and/or supplemented by this Amendment, all terms, conditions and provisions of the Business Combination Agreement are and will remain in full force and effect and, as hereby amended, are hereby ratified and confirmed by the parties to the Business Combination Agreement and this Amendment in all respects. Without limiting the generality of the foregoing, the amendments, modifications and/or supplements contained herein will not be construed as an amendment to or waiver of any other provision of the Business Combination Agreement or as a waiver of or consent to any further or future action on the part of any party to the Business Combination Agreement that would require the waiver or consent of any other party to the Business Combination Agreement. On and after the date hereof, each reference in the Business Combination Agreement to “this Agreement,” “the Agreement,” “hereunder,” “hereof,” “herein,” or words of like import, and each reference to the Business Combination Agreement in any other agreements, documents or instruments executed and delivered pursuant to, or in connection with, the Business Combination Agreement and the other Transaction Agreements will mean and be a reference to the Business Combination Agreement, as amended, modified and/or supplemented by this Amendment.

3. In the event of any inconsistency or conflict between the terms and provisions of the Business Combination Agreement, on the one hand, and this Amendment, on the other hand, the terms and provisions of this Amendment shall govern and control.

4. The Business Combination Agreement as amended by this Amendment, the other Transaction Agreements and any other documents and instruments and agreements among the Parties as contemplated by or referred to herein, including the Exhibits and Schedules thereto and hereto: (a) constitute the entire agreement among the Parties with respect to the subject matter thereof and hereof and supersede all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter thereof and hereof; and (b) other than the rights, at and after the Effective Time, of Persons pursuant to the provisions of Section 3.8 of Business Combination Agreement, Section 7.12 of Business Combination Agreement and this paragraph 4 (which will be for the benefit of the Persons set forth therein and herein), are not intended to confer upon any other Person other than the Parties any rights or remedies. Notwithstanding anything to the contrary contained herein, the past, present and future directors, officers, employees, incorporators, members, partners, shareholders, stockholders, Affiliates, agents, attorneys, advisors and Representatives of the Parties, and any Affiliate of any of the foregoing (and their successors, heirs and Representatives), are intended third-party beneficiaries of, and may enforce this paragraph 4.

5. The provisions contained in Sections 11.7 (Governing Law) and 11.8 (Consent to Jurisdiction; Waiver of Jury Trial) of the Business Combination Agreement are hereby incorporated by reference into this Amendment, mutatis mutandis, and made a part of this Amendment as if set forth fully herein.

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6. This Amendment may be executed in one or more counterparts, all of which shall be considered one and the same document and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties, it being understood that all Parties need not sign the same counterpart. Delivery by electronic transmission to counsel for the other Parties of a counterpart executed by a Party shall be deemed to meet the requirements of the previous sentence. The exchange of a fully executed Amendment (in counterparts or otherwise) in pdf, DocuSign or similar format and transmitted by facsimile or email shall be sufficient to bind the Parties to the terms and conditions of this Amendment.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be duly executed as of the date hereof.

ALPHA CAPITAL HOLDCO COMPANY

By:	/s/ Alec Oxenford
Name: Alec Oxenford
Title: Manager

ALPHA MERGER SUB I COMPANY

By:	/s/ Alec Oxenford
Name: Alec Oxenford
Title: Manager

ALPHA MERGER SUB II COMPANY

By:	/s/ Alec Oxenford
Name: Alec Oxenford
Title: Manager

ALPHA MERGER SUB III COMPANY

By:	/s/ Alec Oxenford
Name: Alec Oxenford
Title: Manager

ALPHA CAPITAL ACQUISITION COMPANY

By:	/s/ Rafael Steinhauser
Name: Rafael Steinhauser
Title: Director

[Signature Page to First Amendment to Business Combination Agreement]

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be duly executed as of the date hereof.

SEMANTIX TECNOLOGIA EM SISTEMA DE INFORMAÇÃO S.A.

By:	/s/ Leonardo dos Santos Poça D’Água
Name:	Leonardo dos Santos Poça D’Água
Title:	Chief Executive Officer

By:	/s/ Adriano Alcalde
Name:	Adriano Alcalde
Title:	Chief Financial Officer

[Signature Page to First Amendment to Business Combination Agreement]

Exhibit A

Form of A&R Shareholders Agreement

AMENDED AND RESTATED

SHAREHOLDERS AGREEMENT

This Amended and Restated Shareholders Agreement (this “Agreement”) is made and entered into as of April 13, 2022, by and among Alpha Capital Holdco Company, an exempted company incorporated with limited liability in the Cayman Islands (the “Company”), DDT Investments Ltd., a BVI business company incorporated in the British Virgin Islands, Cumorah Group Ltd., a BVI business company incorporated in the British Virgin Islands, ETZ Chaim Investments Ltd., a BVI business company incorporated in the British Virgin Islands (together with DDT Investments Ltd. and Cumorah Group Ltd., the “Founders”), Crescera Growth Capital Master Fundo de Investimento em Participações Multiestratégia, an investment fund organized under the laws of the Federative Republic of Brazil (“Crescera”), Fundo de Investimento em Partipações Inovabra I – Investimento no Exterior, an investment fund organized under the laws of the Federative Republic of Brazil (“Inovabra” and, together with Crescera, the “Growth Investors”), and Alpha Capital Sponsor LLC, a Cayman Islands limited liability company (the “Sponsor” and, together with Company, the Founders and the Growth Investors, the “Parties”, and each a “Party”).

WHEREAS, pursuant to the Business Combination Agreement, dated as of the date hereof (the “BCA”), by and among the Company, Semantix Tecnologia em Sistema de Informação S.A. (“Semantix”), Alpha Capital Acquisition Company (the “SPAC”), Alpha Merger Sub I Company (“First Merger Sub”), Alpha Merger Sub II Company (“Second Merger Sub”) and Alpha Merger Sub III Company (“Third Merger Sub”), Semantix and the SPAC have agreed to consummate a series of transactions which will result in (i) First Merger Sub merging with and into SPAC, with SPAC surviving as a direct wholly owned subsidiary of the Company, (ii) SPAC merging with and into Second Merger Sub, with Second Merger Sub surviving as a direct wholly owned subsidiary of the Company and (iii) Third Merger Sub merging with and into an exempted company incorporated with limited liability in the Cayman Islands (“Newco”) to be formed by Semantix Tecnologia em Sistema de Informação S.A., a sociedade anônima organized under the laws of Brazil, with Newco surviving as a direct wholly owned subsidiary of the Company (collectively, the “Business Combination”);

WHEREAS, immediately following the closing of the Business Combination, the Founders, Crescera, Inovabra and the Sponsor will, collectively, hold a majority of the issued and outstanding Shares (as defined below);

WHEREAS, pursuant to the BCA, the Parties entered into that certain Shareholders Agreement dated November 16, 2021 by and among the Company, the Founders, the Growth Investors and the Sponsor (the “Prior Agreement”), to provide for, among other things, certain governance matters and other rights and obligations associated with the ownership of Shares;

WHEREAS, Section 1.1 and Section 2.1 of the Prior Agreement may be amended at any time by the execution of an instrument in writing signed on behalf of each of the Company, the Founders, the Growth Investors and the Sponsor; and

WHEREAS, the Company, the Founders, the Growth Investors and the Sponsor wish to amend and restate the Prior Agreement.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree that the Prior Agreement is hereby amended and restated in its entirety by this Agreement, and the parties further agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions. Capitalized terms used in this Agreement have the meanings set forth below.

“Action” means any claim, action, suit, proceeding, audit, examination, assessment, arbitration, litigation, mediation or investigation, by or before any Governmental Authority.

“Affiliate” means, with respect to any specified Person, any other Person that, directly or indirectly, controls, is controlled by, or is under common control with, such specified Person, whether through one or more intermediaries or otherwise. The term “control” (including, with correlative meaning, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by Contract or otherwise. For the avoidance of doubt, no Party to this Agreement shall be deemed to be an Affiliate of the Company or any of the Company’s Subsidiaries solely as a result of its ownership of Shares.

“Agreement” shall have the meaning specified in the preamble hereto.

“BCA” shall have the meaning set forth in the recitals hereto.

“Board” means the board of directors of the Company.

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in New York City, New York or São Paulo, Brazil are authorized or required by Law to close.

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“Closing Date” shall have the meaning ascribed to “Closing Date” in the BCA.

“Commission” means the United States Securities and Exchange Commission.

“Company” shall have the meaning set forth in the preamble hereto.

“Company Public Documents” has the meaning specified in Section 4.1(a).

“Contracts” means any legally binding contracts, agreements, subcontracts, leases, and purchase orders.

“Controlled Company Eligible” means qualifying as a controlled company under the listing rules of Nasdaq.

“Crescera” shall have the meaning specified in the preamble hereto.

“Crescera Director” means any Director who was appointed or nominated to the Board by Crescera pursuant to, and in accordance with, Section 2.1.

“Crescera Group” means (i) Crescera or (ii) any Affiliates controlled or managed by Crescera or by the same investment managers of Crescera, including, for the avoidance of doubt, any fund or account managed by the same managers as Crescera.

“Director” has the meaning specified in Section 2.1(a).

“Effective Date” has the meaning specified in Section 5.1.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and any successor thereto, as the same shall be in effect from time to time.

“Founders” shall have the meaning specified in the preamble hereto.

“Founders Directors” means each of the Directors who were appointed or nominated to the Board by the Founders pursuant to, and in accordance with, Section 2.1.

“Founders Group” means the Founders and their respective Affiliates.

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“Founders Independent Directors” means the Founders Directors who satisfy the Independent Requirements.

“Group” means, with respect to Crescera, the Crescera Group; with respect to the Founders, the Founders Group; with respect to Inovabra, the Inovabra Group; and, with respect to the Sponsor, the Sponsor Group.

“Growth Investors” shall have the meaning specified in the preamble hereto.

“Growth Investors Directors” means the Crescera Director and the Inovabra Director, collectively.

“Governmental Authority” means any federal, state, provincial, municipal, local or foreign government, governmental authority, regulatory or administrative agency, governmental commission, department, board, bureau, agency or instrumentality, court or tribunal.

“Governmental Order” means any order, judgment, injunction, decree, writ, stipulation, determination or award, in each case, entered by or with any Governmental Authority.

“Independent Requirements” means the independent requirements applicable to audit committee members of “foreign private issuers” (as defined in Rule 3b-4 of the Exchange Act) as set forth in Rule 10A-3 under the Exchange Act.

“Inovabra” shall have the meaning specified in the preamble hereto.

“Inovabra Director” means any Directors who was appointed or nominated to the Board by Inovabra pursuant to, and in accordance with, Section 2.1.

“Inovabra Group” means (i) Inovabra or (ii) any Affiliates controlled or managed by Inovabra or by the same investment managers of Inovabra, including, for the avoidance of doubt, any fund or account managed by the same managers as Inovabra.

“Law” means any statute, law, ordinance, rule, regulation or Governmental Order, in each case, of any Governmental Authority.

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“Necessary Action” means, with respect to a specified result set forth in this Agreement, any action that is necessary or advisable, to the fullest extent permitted by applicable Law, to cause such specified result, including: (a) voting or providing a written consent or proxy with respect to the Shares; (b) causing the adoption of amendments to the Organizational Documents; (c) executing agreements and instruments relating to such specified result; and (d) making, or causing to be made, with any Governmental Authority, all filings, registrations or similar actions, in each case of the foregoing, that are in connection with causing such specified result; provided, that, solely in the case of the Sponsor Group, in no event shall “Necessary Action” require any member of the Sponsor Group to commit to voting or providing a written consent or proxy with respect to any Shares held by any member of the Sponsor Group or otherwise committing to the taking of any action that would be reasonably likely to, in the Sponsor’s good faith determination, require the Sponsor to be a member of any “group” for purposes of Section 13(d) of the Exchange Act (other than any “group” comprised solely of members of the Sponsor Group).

“Nasdaq” means the Nasdaq Stock Market LLC.

“Organizational Documents” means, with respect to the Company and any of its Subsidiaries, collectively, such Person’s articles of association, memorandum of association, bylaws or other similar governing instruments required by the Laws of its jurisdiction of formation or organization.

“Party” shall have the meaning set forth in the preamble hereto.

“Permanent Disability” means, with respect to an individual, if he or she is legally incompetent or unable to manage his or her financial affairs for a ninety (90) day period. The determination of mental competency by such individual’s attending physician may be conclusively relied upon by the parties hereto. An individual shall be deemed Permanently Disabled as of the earlier of a) the determination of legal incapacity by a court of competent jurisdiction or (b) the expiration of such ninety (90) day period.

“Person” means any individual, firm, corporation, partnership, limited liability company, incorporated or unincorporated association, joint venture, joint stock company, Governmental Authority or instrumentality or other entity of any kind.

“Representative” means, with respect to any Person, such Person’s Affiliates and its and their respective professional advisors, directors, officers, members, managers, shareholders, partners, employees, agents and authorized representatives.

“Shares” means ordinary shares of the Company, par value of $0.001 each.

“Sponsor” has the meaning specified in the preamble hereto.

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“Sponsor Director” means any Director who was appointed or nominated to the Board by the Sponsor pursuant to, and in accordance with, Section 2.1.

“Sponsor Group” means the Sponsor and any Affiliates of the Sponsor.

“Subsidiary” means, with respect to a Person, a corporation or other entity of which more than 50% of the voting power of the equity securities or equity interests is owned, directly or indirectly, by such Person.

“Transaction Agreements” means this Agreement and the Transaction Agreements (as defined in the BCA).

“Transfer” means, with respect to any securities, to sell, assign, transfer, pledge or otherwise dispose of such securities.

“Transferee” shall have the meaning specified in Section 7.4.

ARTICLE II

BOARD MATTERS; APPROVAL RIGHTS

Section 2.1 Initial Board Composition.

(a) As of the Effective Date, the initial number of directors of the Board (each, a “Director”) shall be seven (7).

(b) In accordance with the Company’s Organizational Documents, as of the Effective Date, the Directors shall be divided into three (3) classes of Directors designated as Class I, Class II and Class III. Each class of Directors shall consist, as nearly equal as possible, of one third (1/3) of the total number of Directors constituting the entire Board.

(c) The Parties shall take all Necessary Action to cause the initial composition of the Board, as of the Effective Date, to be divided into Class I, Class II and Class III, as follows:

(i) the Class I Directors shall be comprised of two (2) Founders Independent Directors;

(ii) the Class II Directors shall be comprised of the Crescera Director and the Inovabra Director; and

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(iii) the Class III Directors shall be comprised of the Sponsor Director and the two (2) remaining Founders Directors; provided, that if the Sponsor Director does not comply with the Independent Requirements, one (1) out of the two (2) Founders Directors who are Class III Directors shall comply with the Independent Requirements.

(d) The initial term of the Class I Directors shall expire at the first (1st) annual meeting of shareholders of the Company following the Effective Date at which Directors are elected. The initial term of the Class II Directors shall expire at the second (2nd) annual meeting of shareholders of the Company following the Effective Date at which Directors are elected. The initial term of the Class III Directors shall expire at the third (3rd) annual meeting of shareholders of the Company following the Effective Date at which Directors are elected. Thereafter, at each succeeding annual general meeting of the Company, successors to the class of Directors whose term expires at that meeting shall be elected for a three (3)-year term of office pursuant to the appointment rights set forth in Sections 2.1(b) and 2.1(c) above, except that (i) the Sponsor’s appointment right to appoint the Sponsor Director pursuant to Section 2.1(c)(iii) shall terminate following the expiration of the initial term of the Sponsor Director, and (ii) the Founders shall have the right to appoint one (1) additional Founders Director to replace the Sponsor Director; provided, that if the Sponsor Director to be replaced meets the Independent Requirements, then the Founders Director to replace such Sponsor Director shall be a Founders Independent Director.

Section 2.2 Founders, Growth Investors and Sponsor Representation.

(a) For so long as (i) the Founders Group holds a number of Shares representing at least seven and one-half percent (7.5%) of the Shares then issued and outstanding, (ii) the Crescera Group holds a number of Shares representing at least seven and one-half percent (7.5%) of the Shares then issued and outstanding, or (iii) the Inovabra Group holds a number of Shares representing at least seven and one-half percent (7.5%) of the Shares then issued and outstanding, at the request of each such Party whose Group holds at least seven and one-half percent (7.5%) of the Shares then issued and outstanding, each such other Party (excluding, for the avoidance of doubt, the Sponsor) shall take all Necessary Action to (i) include in the slate of nominees proposed by the Board for election as Directors at each applicable annual or special meeting of shareholders at which Directors are to be elected such number of individuals nominated by each such Party whose Group holds at least seven and one-half percent (7.5%) of the Shares then issued and outstanding so that, if elected, there will be a number of Founders Directors, the Crescera Director or the Inovabra Director, as applicable, in accordance with Section 2.1; (ii) to include such individuals in the Company’s proxy or similar materials and form of proxy (or equivalent thereof) disseminated to shareholders in connection with the election of Directors at each applicable annual or special meeting of shareholders held for the election of Directors; and (iii) cause the election of each such individuals to the Board, including nominating such individuals to be elected as directors and by soliciting proxies in favor of the election of such individuals.

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(b) If at any time any of the Founders Group, the Crescera Group or the Inovabra Group, respectively, holds a number of Shares then issued and outstanding representing less than the minimum percentages set forth in Section 2.2(a) above so that the rights provided therein no longer apply, but which are at least five percent (5%) of the Shares then issued and outstanding, then any Director previously nominated by each such Party whose Group holds less than seven and one-half percent (7.5%) but at least five percent (5%) of the Shares then issued and outstanding, and then serving on the Board, shall be entitled to serve for the remainder of his or her term as a Class I, Class II or Class III Director, as applicable, and shall not be required to resign from the Board prior to the expiration of such term.

(c) During the term of the Sponsor Director, Sponsor shall have the right to designate two (2) observers at any and all meetings of the Board (but, for the avoidance of doubt, such observers will not be entitled to attend any meetings of any committees thereof except to the extent invited by such committee), in Sponsor’s sole discretion. Such observers shall be entitled to receive all notices and materials provided to Directors, and have the same access and information rights as a Director; provided, that such observers shall not be entitled to receive any notices, materials, information or access to the extent providing such notices, materials, information or access, as applicable, would result in the waiver of any applicable privilege. Such observers will not have voting rights or fiduciary obligations to the Company, its Subsidiaries or their equity holders, but shall be bound by the same confidentiality obligations as the Directors.

(d) If at any time any of the Founders Group, the Crescera Group or the Inovabra Group, respectively, holds a number of Shares then issued and outstanding representing less than five percent (5%) of the Shares then issued and outstanding, the Agreement will terminate and be of no further force and effect with respect to such Party pursuant to Section 6.1(b) and any Director previously nominated by each such Party whose Group holds less than five percent (5%) of the Shares then issued and outstanding and then serving on the Board shall be required to resign from the Board if so requested by any of the other Parties hereto whose Group holds at least five percent (5%) of the Shares then issued and outstanding.

(e) Any Sponsor Director serving on the Board and any Board observers designated by the Sponsor shall be required to resign following the termination of this Agreement with respect to the Sponsor pursuant to Section 6.1(b) below.

Section 2.3 No Liability to Founders, Growth Investors or Sponsor. None of the Founders, the Growth Investors, the Sponsor or any of their respective Affiliates shall have any liability as a result of appointing a person as a director, nor for any act or omission by such appointed person in his or her capacity as a director of the Company, nor as a result of voting for any such appointee in accordance with the provisions of this Agreement.

Section 2.4 Chairperson. For so long as the Founders Group holds a number of Shares representing at least seven and one-half percent (7.5%) of the Shares then issued and outstanding, the Founders Directors shall have the right to designate the Chairperson of the Board. The Chairperson may, but is not required to, be a Founders Director.

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Section 2.5 Committee Representation. The Parties agree that (i) the Sponsor Director will serve on the audit committee of the Board if such Sponsor Director complies with the Independent Requirements or on the Nominating and Corporate Governance Committee (or any other committee with similar functions if a Nominating and Corporate Governance Committee is not formed by the Company following the Effective Date) and (ii) for so long as the Founders Group holds at least seven and one-half percent (7.5%) of the Shares then issued and outstanding, the Founders Directors shall have the right to appoint one (1) Founders Director to serve on each committee of the Board, provided that, in each case of items (i) and (ii), such appointment complies with the applicable rules of Nasdaq and the Commission that apply to “foreign private issuers” (as defined in Rule 3b-4 of the Exchange Act).

Section 2.6 Vacancies and Removal.

(a) For so long as (i) the Founders Group holds a number of Shares representing at least seven and one-half percent (7.5%) of the Shares then issued and outstanding, (ii) the Crescera Group holds a number of Shares representing at least seven and one-half percent (7.5%) of the Shares then issued and outstanding, or (iii) the Inovabra Group holds a number of Shares representing at least seven and one-half percent (7.5%) of the Shares then issued and outstanding, then each such Party whose Group holds at least seven and one-half percent (7.5%) of the Shares then issued and outstanding shall have the exclusive right to (1) request the removal from the Board of the Founders Directors, Crescera Director or Inovabra Director, as the case may be, whom it had originally nominated to the Board, and (2) appoint or nominate for appointment or election to the Board a Director to fill the vacancy resulting from such removal or any other vacancies created by reason of death or resignation of any then-serving Founders Director, Crescera Director or Inovabra Director, as the case may be, whom it had originally nominated to the Board. The Parties shall take all Necessary Action to cause (1) any such removal of any such Founders Director, Crescera Director or Inovabra Director, as the case may be, from the Board, and (2) any such vacancies on the Board to be filled by replacement Directors nominated by each such nominating Party whose Group holds at least seven and one-half percent (7.5%) of the Shares then issued and outstanding, in each case, as promptly as reasonably practicable.

(b) The Sponsor shall have the exclusive right to (1) request the removal from the Board of the Sponsor Director whom it had originally nominated to the Board and (2) appoint or nominate for election to the Board a Director to fill the vacancy of such removal or any other vacancies created by reason of death or resignation of any then-serving Sponsor Director whom it had originally nominated to the Board. The Parties shall take all Necessary Action to cause (1) the removal of any such Sponsor Director from the Board, and (2) any such vacancy to be filled by a replacement Sponsor Director nominated by the Sponsor, in each case, as promptly as reasonably practicable.

Section 2.7 Board Meeting Expenses. The Company shall pay all reasonable and documented out-of-pocket costs and expenses (including travel and lodging) incurred by each Director nominated pursuant to this Agreement in the course of, and in connection with, his or her service as a Director, including in connection with attending regular and special meetings of the Board, any board of directors or board of managers of any of the Company’s Subsidiaries or any of their respective committees.

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Section 2.8 Director Indemnification. As promptly as reasonably practicable following the Effective Date, and from time to time, the Company shall enter into an indemnification agreement in form and substance reasonably satisfactory to the Parties hereto with each Founders Director, each Growth Investors Director and the Sponsor Director, indemnifying and holding harmless each such Director and his/her alternate, to the fullest extent permissible by law, from and against all liabilities, damages, actions, suits, proceedings, claims, costs, charges and expenses suffered or incurred by or brought or made against such Directors or his/her alternate as a result of any act, matter or thing done or omitted to be done by him/her in good faith in the course of acting as a Director or alternate Director, as applicable, of the Company or any Subsidiary of the Company. Such indemnification agreements shall reflect that (a) the Company is the indemnitor of first resort (i.e., the Company’s obligations to the Directors are primary, and any obligation of the Directors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by any Director are secondary), (b) the Company shall be required to advance the full amount of expenses incurred by each Director and shall be liable for the full amount of all expenses, judgments, penalties, fines and amounts paid in settlement to the extent legally permitted and as required by the terms of this Agreement, any other agreement between the Company and the Directors or the Organizational Documents of the Company and (c) the Company hereby irrevocably waives, relinquishes and releases each of the Directors from any and all claims against any of the Directors for contribution, subrogation or any other recovery of any kind in respect thereof.

Section 2.9 D&O Insurance. The Company shall (a) purchase directors’ and officers’ liability insurance from time to time in an amount determined by the Board to be reasonable and customary and (b) for so long as a Director nominated pursuant to this Agreement serves as a Director of the Company, maintain such coverage with respect to such Director and shall use commercially reasonable efforts to extend such coverage for a period of not less than six (6) years from any removal or resignation of such Director, in respect of any act or omission occurring at or prior to such event.

Section 2.10 Controlled Company Exception. At all times at which the Company is Controlled Company Eligible and for so long as requested by the Founders, the Company shall take all Necessary Action to avail itself of all “controlled company” exemptions to the rules of Nasdaq or any other exchange on which the Shares are then listed and shall comply with all requirements under Law and all disclosure requirements to take such actions.

Section 2.11 Foreign Private Issuer Exception. At all times at which the Company is eligible to qualify as a “foreign private issuer” (as defined in Rule 3b-4 of the Exchange Act) and for so long as requested by the Founders, the Company shall take all Necessary Action to avail itself of all “foreign private issuer” exemptions to the rules of Nasdaq or any other exchange on which the Shares are then listed and shall comply with all requirements under Law and all disclosure requirements to take such actions

Section 2.12 Sharing of Information. Each of the Company, the Founders, the Growth Investors and the Sponsor agree and acknowledge that the Founders Directors, the Growth Investors Directors and the Sponsor Director may share, on a need-to-know basis, confidential, non-public information about the Company and its Subsidiaries with the Founders, Crescera, Inovabra, the Sponsor, and their Representatives, respectively.

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ARTICLE III

CERTAIN COVENANTS

Section 3.1 Corporate Opportunities.

(a) From and after the Effective Date and for so long as any of the Founders Directors, the Sponsor Director, the Crescera Director or the Inovabra Director continue to serve on the Board, (i) the Board will renounce to the fullest extent permitted by Law any interest or expectancy of the Company in, or in being communicated about, presented with or offered an opportunity to participate in, any corporate opportunities of the Company or its Subsidiaries that are presented to any such Director or any directors, officers or employees of the Founders Group, the Sponsor Group, the Crescera Group or the Inovabra Group, as the case may be; and (ii) in the event that any such Director or any director, officer or employee of the Founders Group, the Sponsor Group, the Crescera Group or the Inovabra Group acquires knowledge of a corporate opportunity for itself, herself or himself and the Company or any of its Affiliates, such Director shall, to the fullest extent permitted by Law, have no duty (fiduciary, contractual or otherwise) to communicate, present or offer such transaction or other business opportunity or matter to the Company or any of its Affiliates or shareholders and, to the fullest extent permitted by Law, shall not be liable to the Company or its shareholders or to any Affiliate of the Company for breach of any duty (fiduciary, contractual or otherwise) as a shareholder, director or officer of the Company solely by reason of the fact that such Director pursues or acquires such corporate opportunity for itself, herself or himself, or offers or directs such corporate opportunity to another Person (including, without limitation, any member of the Founders Group) or does not present such opportunity to the Company or any of its Affiliates or shareholders.

(b) For the purposes of this Section 3.1, “corporate opportunities” shall include, but not be limited to, business opportunities which the Company and its Subsidiaries are financially able to undertake, which are, from their nature, in the line of data analytics and artificial intelligence, are of practical advantage to it and are ones in which the Company and its Subsidiaries would have an interest or a reasonable expectancy, and in which, by embracing the opportunities or allowing such opportunities to be embraced by the relevant Party or its respective directors, officers or employees, the self-interest of the such relevant Party or any of its directors, officers or employees will or could be brought into conflict with that of the Company and its Subsidiaries.

Section 3.2 No Share Transfer Restrictions. Except as otherwise contemplated by the Transaction Agreements and the Company’s Organizational Documents, the Company will not, without the prior written consent of the Founders and the Growth Investors, take, or cause to be taken, directly or indirectly, any action, including making or failing to make any election under the Law of any state, which has the effect, directly or indirectly, of restricting or limiting the ability of the Founders or the Growth Investors to freely Transfer their Shares in accordance with applicable Laws or would restrict or limit the rights of any transferee of the Founders or the Growth Investors (as applicable) as a holder of Shares. Without limiting the generality of the foregoing, other than to ensure compliance with applicable Laws, the Company will not, without the prior written consent of the Founders and the Growth Investors, take any action, or take any action to recommend to its shareholders any action, which would among other things, limit the legal rights of, or deny any benefit to, the Founders or the Growth Investors as Company shareholders either (a) solely as a result of the amount of Shares owned by the Founders or the Growth Investors or (b) in a manner not applicable to the Company shareholders generally.

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ARTICLE IV

DISCLOSURE; ACCESS TO INFORMATION

Section 4.1 Disclosure and Financial Information(a) . Except as otherwise contemplated by the Transaction Agreements and the Company’s Organizational Documents, for so long as the Founders Group hold a number of Shares representing at least seven and one-half percent (7.5%) of the Shares then issued and outstanding, no (a) reports, notices and proxy (or equivalent thereof) and information statements to be sent or made available by the Company or its Subsidiaries to its or their respective security holders and (b) registration statements and prospectuses to be filed by the Company or its Subsidiaries with the Commission or any securities exchange pursuant to the listed company manual (or similar requirements) of such exchange (collectively, the documents identified in clauses (a) and (b) are referred to in this Agreement as “Company Public Documents”) or any other document which refers to, or contains information not previously publicly disclosed with respect to the direct ownership of the Company by the Founders will be filed with the Commission or otherwise made public by the Company or its Subsidiaries without the prior written consent of the Founders other than to ensure compliance with applicable Laws.

Section 4.2 Access to Information.

(a) For so long as (i) the Founders Group holds a number of Shares representing at least five percent (5%) of the Shares then issued and outstanding, (ii) the Crescera Group holds a number of Shares representing at least five percent (5%) of the Shares then issued and outstanding, or (iii) the Inovabra Group holds a number of Shares representing at least five percent (5%) of the Shares then issued and outstanding and, in each case, no Director appointed by such Group who does not meet the Independent Requirements is then serving on the Board:

(i) the Company shall permit, unless prohibited by applicable Law, the Party whose Group holds at least five percent (5%) of the Shares then issued and outstanding, at reasonable times and upon reasonable notice to (i) visit and inspect any of the properties of the Company and its Subsidiaries, (ii) examine the corporate and financial records of the Company and its Subsidiaries and make copies thereof or extracts therefrom, and (iii) discuss the affairs, finances and accounts of any such Persons with the Directors, officers, key employees and independent accountants of the Company and its Subsidiaries.

(ii) the Company shall, and shall cause its Subsidiaries to, provide the Party whose Group holds at least five percent (5%) of the Shares then issued and outstanding, in addition to other information that might be reasonably requested by written inquiry by such Party, from time to time (i) to the extent otherwise prepared by the Company, operating and capital expenditure budgets and periodic information packages

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relating to the operations and cash flows of the Company and its Subsidiaries, (ii) access to the executive officers of the Company from time to time at reasonable times and upon reasonable notice to discuss the Company’s annual business plan and operating budget, and (iii) updates with respect to, and access to other information regarding, progress on the Company’s projects and related technology development roadmap.

(b) For so long as (i) the Founders Group holds a number of Shares representing at least five percent (5%) of the Shares then issued and outstanding, (ii) the Crescera Group holds a number of Shares representing at least five percent (5%) of the Shares then issued and outstanding, or (iii) the Inovabra Group holds a number of Shares representing at least five percent (5%) of the Shares then issued and outstanding:

(i) the Company, upon the reasonable request of each such Party whose Group holds at least five percent (5%) of the Shares then issued and outstanding, shall make available to such requesting Party all information, records and documents in its possession that may be relevant to any tax return, audit, examination, proceeding or determination with respect to taxes of the Company or any of its Subsidiaries or any member of of such Party’s Group, as the case may be; and

(ii) each such Party, upon the reasonable request of the Company, shall make available to the Company all information, records and documents in the possession of such Party’s Group that may be relevant to any tax return, audit, examination, proceeding or determination with respect to taxes of the Company or any of its Subsidiaries.

Section 4.3 Confidentiality.

(a) The Founders, Crescera, Inovabra and the Sponsor shall not, and shall cause each member of the Founders Group, the Crescera Group, the Inovabra Group and the Sponsor Group not to, disclose any confidential non-public information provided to the Founders Group, the Crescera Group, the Inovabra Group and the Sponsor Group, or to any Founders Director, the Crescera Director, the Inovabra Director and the Sponsor Director, respectively, in each case, pursuant to the terms of this Agreement, to any Person outside of the Founders Group, the Crescera Group, the Inovabra Group and the Sponsor Group, respectively.

(b) Notwithstanding the foregoing, any member of the Founders Group, the Crescera Group, the Inovabra Group and the Sponsor Group shall be permitted to disclose such information to its directors, officers or employees, and any other member of the Founders Group, the Crescera Group, the Inovabra Group and the Sponsor Group and any Founders Director, the Crescera Director, the Inovabra Director and Sponsor Director shall be permitted to disclose any such information to their respective attorneys, accountants, consultants, advisors and other representatives if such Persons have a need to know such information in order to perform their duties and/or properly advise any member of the Founders Group, the Crescera Group, the Inovabra Group and the Sponsor Group, and are bound by an obligation to maintain confidentiality with respect to such information.

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(c) Any member of the Founders Group, the Crescera Group, the Inovabra Group and the Sponsor Group shall be permitted to disclose any confidential non-public information to any Person outside of the Founders Group, the Crescera Group, the Inovabra Group and the Sponsor Group, respectively, (a) to the extent required (i) to comply with applicable Laws or stock exchange regulations, including in connection with the filing of financial or other reports required to be filed with any Governmental Authority or stock exchange, or (ii) by any subpoena, investigative demand, audit or similar process of any Governmental Authority, (b) in connection with any financing or capital raising transaction by any such member, subject to the execution of one or more customary confidentiality agreements with potential lenders or initial purchasers, or (c) subject to the execution of one or more customary confidentiality agreements, in connection with any transaction involving the direct or indirect sale or other disposition of Shares by any member of the Founders Group, the Crescera Group, the Inovabra Group and the Sponsor Group, as applicable.

ARTICLE V

EFFECTIVENESS

Section 5.1 Condition to Effectiveness. This Agreement is being executed on the date hereof and shall automatically become effective upon, but only upon, the consummation of the transactions contemplated by the Business Combination Agreement and the Business Combination (such date, the “Effective Date”). If the Business Combination Agreement is terminated pursuant to its terms, this Agreement shall be void and of no further force or effect. For the avoidance of doubt, the Parties hereby acknowledge that any shareholders agreement relating to Semantix in effect prior to the Effective Date shall be terminated and be with no force or effect as from the Effective Date.

ARTICLE VI

TERMINATION

Section 6.1 Term. The terms of this Agreement shall terminate, and be of no further force and effect:

(a) upon the written mutual agreement of all of the parties hereto and on the date specified in such agreement;

(b) with respect to (i) the Founders, if the Founders Group holds a number of Shares representing less than five percent (5%) of all Shares then issued and outstanding; (ii) Crescera, if the Crescera Group holds a number of Shares representing less than five percent (5%) of all Shares then issued and outstanding; (iii) Inovabra, if the Inovabra Group holds a number of Shares representing less than five percent (5%) of all Shares then issued and outstanding; and (iv) the Sponsor, the earlier of (x) three (3) years as from the Effective Date or (y) the date on which the Sponsor no longer holds any Shares; provided, in each of the foregoing cases, that:

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(i) such Party shall remain bound by the surviving provisions set forth in Section 6.2; and

(ii) if following such termination with respect to one or more Parties, there still remain two or more Parties bound by the provisions of this Agreement (in addition to the surviving provisions set forth in Section 6.2), this Agreement shall continue in full force and effect as between such remaining Parties.

(c) if the Founders Group, the Crescera Group and the Inovabra Group collectively hold a number of Shares representing less than forty percent (40%) of the Shares then issued and outstanding; or

(d) upon the death or Permanent Disability of Leonardo Santos.

Section 6.2 Survival. If this Agreement is terminated pursuant to Section 6.1, this Agreement shall become void and of no further force and effect, except for: (i) the provisions set forth in this Section 6.2, Section 2.1(b), Section 2.2(b), Section 2.6, Section 2.7, Section 2.12, Section 3.1, Section 4.3 (which shall survive for one (1) year after the termination of this Agreement) and Article VI, and (ii) the rights with respect to the breach of any provision hereof by the Company.

Section 6.3 Consequences of TerminationSection 6.4 . Upon the termination of this Agreement, no Party shall have any claim against any other Party under this Agreement, except for any claim arising from any breaches by such other Party of:

(a) this Agreement on or prior to such termination; or

(b) the surviving provisions set forth in Section 6.2 after such termination.

ARTICLE VII

MISCELLANEOUS

Section 7.1 Amendment and Waiver. This Agreement may be amended by the Company, the Founders and the Growth Investors at any time by execution of an instrument in writing signed on behalf of each of the Company, the Founders and the Growth Investors. In addition, any proposed amendment to Sections 2.1, Section 2.2(c), Section 2.3 (solely as it relates to the Sponsor Group), Section 2.5 (solely as it relates to the Sponsor Group), Section 2.6(b), Section 2.8, 2.12 or 4.3 (solely as it relates to the Sponsor Group), Section 6.1, this Article VII or any definitions to the extent used therein (including the definition of “Sponsor”, “Sponsor Director”, “Sponsor Group”, the final sentence of the definition of “Affiliate” and the proviso to the definition of “Necessary Action”) shall also require the written consent of the Sponsor (unless, for the avoidance of doubt, if this Agreement is terminated with respect to the Sponsor pursuant to Section 6.1(b) above).

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Section 7.2 Severability. The Parties acknowledge that the rights and obligations provided for in this Agreement are subject to the applicable provisions of applicable Laws and stock exchange regulations. In the event that any term, provision, covenant or restriction of this Agreement, or the application thereof, is held to be illegal, invalid or unenforceable under any present or future applicable Law: (a) such provision will be fully severable; (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof; (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance here from; and (d) in lieu of such illegal, invalid or unenforceable provision, the Parties agree to cooperate to effect an amendment pursuant to Section 7.1 in order to cure the illegality, invalidity or unenforceability of such provision to effect the terms of such illegal, invalid or unenforceable provision as may be possible.

Section 7.3 Entire Agreement. Except as otherwise expressly set forth herein, this Agreement amends and restates the Prior Agreement in its entirety and constitutes the full and entire agreement and understanding among the Parties with respect to the subject matter hereof and thereof and supersedes and preempts any prior understandings, agreements or representations by or among the Parties, written or oral, which may have related to the subject matter hereof in any way.

Section 7.4 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns and transferees. Neither this Agreement nor any rights, interests or obligations that may accrue to the Parties hereunder may be transferred or assigned by any Party without the prior written consent of the other Parties hereto and any attempted assignment without such consent shall be null and void and of no effect; provided that each Founder, each Growth Investor and the Sponsor may assign any and all of their respective rights under this Agreement, together with Transferring their respective Shares, to any member of its respective Group (each, a “Transferee”). A Founder, a Growth Investor or the Sponsor (as applicable) shall give written notice to the Company of its transfer of rights under this Section 7.4 no later than five (5) Business Days after such Person enters into a binding agreement for such transfer of rights. Such notice shall state the name and address of the Transferee and identify the amount of Shares transferred and the scope of rights being transferred under this Section 7.4. In connection with any such transfer, the term “Founders”, “Growth Investors” or “Sponsor” as used in this Agreement shall, where appropriate to give effect to the assignment of rights and obligations hereunder to such Transferee, be deemed to refer to such Transferee. A Founder, a Growth Investor or the Sponsor (as applicable) and any Transferee may exercise the rights under this Agreement in such priority, as among themselves, as they shall agree upon among themselves, and the Company shall observe any such agreement of which it shall have notice as provided above. A Founder, a Growth Investor or the Sponsor (as applicable) shall cause Transferee to execute and deliver to the Company a joinder agreement in form and substance of Exhibit A attached hereto and agree to be bound by the terms and conditions of this Agreement.

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Section 7.5 Applicability of Rights in the Event of an Acquisition of the Company. In the event the Company merges into, consolidates, sells substantially all of its assets to or otherwise becomes an Affiliate of a Person (other than the Founders or the Growth Investors (as applicable)), pursuant to a transaction or series of related transactions in which any member of the Founders Group, the Crescera Group, the Inovabra Group or the Sponsor Group (as applicable) receives equity securities of such Person (or of any Affiliate of such Person) in exchange for Shares held by any member of the Founders Group, the Crescera Group, the Inovabra Group or the Sponsor Group (as applicable), all of the rights of the Founders, the Growth Investors and the Sponsor set forth in this Agreement shall continue in full force and effect and shall apply to the Person the equity securities of which are received by the Founders, the Growth Investors and the Sponsor pursuant to such transaction or series of related transactions. The Company agrees that, without the consent of the Founders, it will not enter into any Contract which will have the effect set forth in the first clause of the preceding sentence, unless such Person agrees to be bound by the foregoing provision.

Section 7.6 Counterparts. This Agreement may be executed in separate counterparts each of which shall be an original and all of which taken together shall constitute one and the same agreement.

Section 7.7 Remedies. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that a party hereto shall have the right to injunctive relief or specific performance, in addition to all of its rights and remedies at law or in equity, to enforce the provisions of this Agreement. Nothing contained in this Agreement shall be construed to confer upon any Person who is not a signatory hereto any rights or benefits, as a third party beneficiary or otherwise.

Section 7.8 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given: (a) on the date delivered if delivered personally; (b) one (1) Business Day after being sent by an internationally recognized overnight courier guaranteeing overnight delivery; (c) on the date of transmission, if delivered by email, with confirmation of transmission; or (d) on the fifth (5th) Business Day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications, to be valid, must be addressed as follows:

(a) if to the Company, to:

Semantix Tecnologia em Sistema de Informação S.A.

Av. Eusébio Matoso, 1.375, 10º andar

São Paulo, São Paulo, Brazil, ZIP05423-180

Attention:     Depto. Jurídico

Email:           juridico@semantix.com.br

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with copies to (which shall not constitute notice):

Skadden, Arps, Slate, Meagher & Flom LLP

One Manhattan West

New York, New York 10001

Attention: Filipe Areno

Email: filipe.areno@skadden.com

(b) if to the Founders, to:

Rua Treze de Maio, n° 1203, Apartamento 802

São Paulo, São Paulo, Brazil, ZIP 01327-001

Attention: Leonardo Augusto Oliveira Dias

Email: loliveira@semantix.com.br

(c) if to Crescera, to:

Crescera Growth Capital Ltda.

Rua Anibal de Medonça, nº 27, 2º andar

Rio de Janeiro, Rio de Janeiro, Brazil, ZIP 22410-050

Attention:         Jaime Cardoso Danvila; Priscila Pereira Rodrigues

Email:               jaime.cardoso@crescera.com

                 priscila.rodrigues@crescera.com

(d) if to Inovabra, to:

2B Capital S.A.

Avenida Presidente Juscelino Kubitschek, 1309, 10º andar

São Paulo, São Paulo, Brazil, ZIP: 04543-011

Attention:         Rafael Padilha; Leandro Kakumu Kayano

Email:               rafael.padilha@bradescobbi.com.br;

                lkayano@2bcapital.com.br

(e) if to Sponsor, to:

Alpha Capital Acquisition Company

1230 Avenue of the Americas, 16th Floor

New York, NY 10020

Attention:         Alec Oxenford

Email:               alec@alpha-capital.io

with a copy to (which shall not constitute notice):

Davis Polk & Wardwell, LLP

450 Lexington Avenue

New York, NY 10017

Attention:         Daniel Brass

                Derek Dostal

Email:             daniel.brass@davispolk.com

              derek.dostal@davispolk.com

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or to such other address or to the attention of such Person or Persons as the recipient Party has specified by prior written notice to the sending Party (or in the case of counsel, to such other readily ascertainable business address as such counsel may hereafter maintain). If more than one method for sending notice as set forth in this Section 7.8 is used, the earliest notice date established as set forth in this Section 7.8 shall control.

Section 7.9 Governing Law. This Agreement, and all claims or causes of action based upon, arising out of, or related to this Agreement, shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to principles or rules of conflict of Laws to the extent such principles or rules would require or permit the application of Laws of another jurisdiction.

Section 7.10 Jurisdiction; WAIVER OF JURY TRIAL.

(a) Any proceeding or Action based upon, arising out of or related to this Agreement must be brought in the Delaware Court of Chancery or, in the event (but only in the event) that the Delaware Court of Chancery does not have subject matter jurisdiction over such legal action or proceeding, the United States District Court for the District of Delaware or, in the event (but only in the event) that such United States District Court for the District of Delaware also does not have subject matter jurisdiction over such legal action or proceeding, any Delaware state court sitting in New Castle County, in connection with any matter based upon or arising out of this Agreement or the actions of the parties hereof, and each of the parties irrevocably (i) submits to the exclusive jurisdiction of each such court in any such proceeding or Action, (ii) waives any objection it may now or hereafter have to personal jurisdiction, venue or to convenience of forum, (iii) agrees that all claims in respect of the proceeding or Action shall be heard and determined only in any such court, and (iv) agrees not to bring any proceeding or Action arising out of or relating to this Agreement in any other court. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by Law or to commence legal proceedings or otherwise proceed against any other party in any other jurisdiction, in each case, to enforce judgments obtained in any Action, suit or proceeding brought pursuant to this Section 7.10.

(b) EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY, UNCONDITIONALLY AND VOLUNTARILY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, SUIT OR PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE SERVICES CONTEMPLATED HEREBY.

Section 7.11 Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

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Section 7.12 Interpretation and Rules of Construction. In this Agreement, except to the extent otherwise provided or that the context otherwise requires:

(a) when a reference is made in this Agreement to an Article or Section, such reference is to an Article or Section of this Agreement;

(b) the headings preceding the text of Articles and Sections included herein are for reference purposes only and do not affect in any way the meaning or interpretation of this Agreement;

(c) whenever the words “include,” “includes” or “including” are used in this Agreement, they are deemed to be followed by the words “without limitation”;

(d) the word “or” is not exclusive and is deemed to have the meaning “and/or”;

(e) the words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement;

(f) all terms defined in this Agreement have the defined meanings when used in any certificate or other document delivered or made available pursuant hereto, unless otherwise defined therein;

(g) where used with respect to information, the phrases “delivered” or “made available” shall mean that the information referred to has been physically or electronically delivered to the relevant Party or a Representative designated by such Party in writing as acceptable to receive such information on behalf of such Party;

(h) references to “day” or “days” are to calendar days;

(i) the definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms;

(j) references to a Person are also to its successors and permitted assigns; and

(k) when calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded. If the last day of such period is not a Business Day, the period in question shall, if applicable, end on the next succeeding Business Day.

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Section 7.13 Actions in Other Capacities. Nothing in this Agreement shall limit, restrict or otherwise affect any actions taken by a Founder in its capacity as a shareholder of the Company or indirect shareholder of any of its Subsidiaries or Affiliates.

Section 7.14 No Joint and Several Liability. Notwithstanding any other provision of this Agreement, (i) all representations, warranties, covenants and obligations of each Founder or Growth Investor (as applicable) are several and not joint, and in no event shall a Founder or Growth Investor (as applicable) have any responsibility or liability with respect to the acts or omissions of the other Founders or Growth Investor (as applicable), (ii) all rights of each Founder or Growth Investor (as applicable) are several and not joint, and in no event shall a Founder or Growth Investor (as applicable) have any interest with respect to a right or property of the other Founders or Growth Investor (as applicable), and (iii) any liability pursuant to this Agreement that has to be allocated between the Founder or Growth Investor (as applicable) shall be allocated to each Founder or Growth Investor (as applicable) pro rata based on the percentage of the equity ownership of each Founder or Growth Investor (as applicable) in the Company.

Section 7.15 Founders Group Representative. Each of DDT Investments Ltd., Cumorah Group Ltd. and ETZ Chaim Investments Ltd. hereby irrevocably and unconditionally authorizes and appoints Leonardo Santos as representative of the Founders Group for all purposes of this Agreement. Any action taken or any exercise of powers under this Agreement by Leonardo Santos shall be binding on each other Founder for purposes thereof, shall be deemed to be taken or exercised by each other Founder, and the Company and each other party hereto shall be entitled to assume that any action taken by Leonardo Santos for purposes of this Agreement is binding on all of the Founders, and the parties hereto shall be entitled to rely on the same without being required to make further enquiries in respect thereof. Each of DDT Investments Ltd., Cumorah Group Ltd. and ETZ Chaim Investments Ltd. hereby irrevocably and unconditionally releases and waives any and all claims and demands of any kind whatsoever (whether existing now or in the future, including with respect to contingent liabilities), such Founder may have against Leonardo Santos in relation to the performance (or non-performance) of any of the rights and duties of his duties as representative of each other Founder pursuant to this Section 7.15, except in the case of fraud or willful misconduct by Leonardo Santos.

[The remainder of this page is intentionally left blank. Signature pages follow.]

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IN WITNESS WHEREOF, the Parties have executed this Amended and Restated Shareholders Agreement on the day and year first above written.

ALPHA CAPITAL HOLDCO COMPANY

/s/ Rafael Steinhauser
Name: Rafael Steinhauser
Title: Authorized Signatory

DDT INVESTMENTS LTD.

/s/ Leonardo Dos Santos Poça D´Água
Name: Leonardo Dos Santos Poça D´Água Title: Authorized Signatory

CUMORAH Group Ltd.,

/s/ Leandro Dos Santos Poça D´Água
Name: Leandro Dos Santos Poça D´Água
Title: Authorized Signatory

ETZ CHAIM INVESTMENTS LTD.

/s/ Leonardo Augusto Oliveira Dias
Name: Leonardo Augusto Oliveira Dias Title: Authorized Signatory

CRESCERA GROWTH CAPITAL MASTER FUNDO DE INVESTIMENTO EM PARTICIPAÇÕES MULTIESTRATÉGIA

/s/ Jaime Cardoso Danvila
Crescera Growth Capital Ltda. Name: Jaime Cardoso Danvila
Title: Director

[Signature Page to A&R Shareholders Agreement]

CRESCERA GROWTH CAPITAL MASTER FUNDO DE INVESTIMENTO EM PARTICIPAÇÕES MULTIESTRATÉGIA

/s/ Priscila Pereira Rodrigues
Crescera Growth Capital Ltda. Name: Priscila Pereira Rodrigues
Title: Director

FUNDO DE INVESTIMENTO EM PARTIPAÇÕES INOVABRA I – INVESTIMENTO NO EXTERIOR

/s/ Manuel Maria Pulido Garcia Ferrao de Sousa
2B Capital S.A. Name: Manuel Maria Pulido Garcia Ferrao de Sousa
Title: Executive Principal

FUNDO DE INVESTIMENTO EM PARTIPAÇÕES INOVABRA I – INVESTIMENTO NO EXTERIOR

/s/ Leandro Kakumu Kayano
2B Capital S.A. Name: Leandro Kakumu Kayano
Title: Principal

ALPHA CAPITAL SPONSOR LLC

/s/ Rafael Steinhauser
Name: Rafael Steinhauser
Title: Manager

[Signature Page to A&R Shareholders Agreement]

Exhibit A

Form of Joinder Agreement

This Joinder Agreement (this “Joinder Agreement”) is made as of the date written below by the undersigned (the “Joining Party”) in accordance with the Amended and Restated Shareholders Agreement dated as of February [•], 2022 (as the same may be amended from time to time, the “Shareholders Agreement”) among Alpha Capital Holdco Company, an exempted company incorporated with limited liability in the Cayman Islands (the “Company”), DDT Investments Ltd., a BVI business company incorporated in the British Virgin Islands, Cumorah Group Ltd., a BVI business company incorporated in the British Virgin Islands, ETZ Chaim Investments Ltd., a BVI business company incorporated in the British Virgin Islands (together with DDT Investments Ltd. and Cumorah Group Ltd., the “Founders”), Crescera Growth Capital Master Fundo de Investimento em Participações Multiestratégia, an investment fund organized under the laws of the Federative Republic of Brazil (“Crescera”), Fundo de Investimento em Partipações Inovabra I – Investimento no Exterior, an investment fund organized under the laws of the Federative Republic of Brazil (“Inovabra” and, together with Crescera, the “Growth Investors”), and Alpha Capital Sponsor LLC, a Cayman Islands limited liability company (the “Sponsor” and, together with Company, the Founders and the Growth Investors, the “Parties”, and each a “Party”).

Capitalized terms used, but not defined, herein shall have the meaning ascribed to such terms in the Shareholders Agreement.

The Joining Party hereby acknowledges and agrees that, by its execution of this Joinder Agreement, the Joining Party shall be deemed to be a party under the Shareholders Agreement as of the date hereof and shall have all of the rights and obligations of the shareholder from whom it has acquired Shares (to the extent permitted by the Shareholders Agreement) as if it had executed the Shareholders Agreement. The Joining Party hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Shareholders Agreement.

[signature page follows]

IN WITNESS WHEREOF, the undersigned has executed this Joinder Agreement as of the date written below.

Date: _________________, 20[ ]
[NAME OF JOINING PARTY]
By:
Name:
Title:

Address for Notices:

AGREED ON THIS [ ] day of [ ], 20[ ]:
By:
Name:
Title:

Exhibit B

Form of A&R Registration Rights Agreement

FORM OF AMENDED AND RESTATED

REGISTRATION RIGHTS AGREEMENT

THIS AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of [•], 2022, is made and entered into by and among Alpha Capital Holdco Company, an exempted company incorporated with limited liability in the Cayman Islands (“New PubCo” or the “Company”), DDT Investments Ltd., a BVI business company incorporated in the British Virgin Islands, Cumorah Group Ltd., a BVI business company incorporated in the British Virgin Islands, ETZ Chaim Investments Ltd., a BVI business company incorporated in the British Virgin Islands (together with DDT Investments Ltd. and Cumorah Group Ltd., the “Founders”), Crescera Growth Capital Master Fundo de Investimento em Participações Multiestratégia, an investment fund organized under the laws of the Federative Republic of Brazil (“Crescera”), Fundo de Investimento em Partipações Inovabra I – Investimento no Exterior, an investment fund organized under the laws of the Federative Republic of Brazil (“Inovabra” and, together with Crescera, the “Growth Investors”), and Alpha Capital Sponsor LLC, a Cayman Islands exempted limited liability company (the “Sponsor”) and each of the other undersigned parties hereto (each of the Founders, the Growth Investors, the Sponsor, the other undersigned parties hereto1 and any person or entity who hereafter becomes a party to this Agreement pursuant to Section 5.2 of this Agreement, a “Holder” and collectively the “Holders”).

RECITALS

WHEREAS, Alpha Capital Acquisition Company, a Cayman Islands exempted limited liability company (the “SPAC”), the Sponsor and certain other parties are party to that certain Registration Rights Agreement, dated as of February 18, 2021 (the “Original RRA”);

WHEREAS, the Company, the SPAC, Semantix Tecnologia em Sistema de Informação S.A., a sociedade anônima organized under the laws of Brazil (“Semantix”) and certain other parties entered into that certain Business Combination Agreement, dated as of November 16, 2021 (as it may be amended, supplemented or otherwise modified from time to time, the “Business Combination Agreement”), pursuant to which the parties to the Business Combination Agreement are consummating the business combination involving Semantix contemplated thereunder (the “Business Combination”);

WHEREAS, as a result of the transactions contemplated in the Business Combination Agreement, the Company has [•] Class A ordinary shares, par value $0.001 per share (the “Ordinary Shares”), issued and outstanding;

WHEREAS, in connection with the execution of the Business Combination Agreement, certain of the Holders have entered into that certain Lock-up Agreement, dated as of November 16, 2021 (the “Lock-Up Agreement”), pursuant to which, among other things, such Holders have agreed not to transfer the Ordinary Shares held by such Holders for a certain period of time after the Closing Date (as defined below);

[1]	Other signatories to include (i) directors and officers of New PubCo, and (ii) former shareholders of Semantix.

WHEREAS, pursuant to Section 5.5 of the Original RRA, the provisions, covenants and conditions set forth therein may be amended or modified upon the written consent of the SPAC and the Holders (as defined in the Original RRA) of at least a majority-in-interest of the Registrable Securities (as defined in the Original RRA) at the time in question, and the Sponsor is a Holder of at least a majority-in-interest of the Registrable Securities (as defined in the Original RRA) as of the date hereof;

WHEREAS, the Sponsor and the other parties hereto desire to amend and restate the Original RRA in its entirety and enter into this Agreement, pursuant to which the Company shall grant the Holders certain registration rights with respect to certain securities of the Company, as set forth in this Agreement.

NOW, THEREFORE, in consideration of the representations, covenants and agreements contained herein, and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree that the Original RRA is hereby amended and restated in its entirety, as of and contingent upon the closing of the Business Combination, as follows:

ARTICLE I

DEFINITIONS

1.1 Definitions. The terms defined in this Article I shall, for all purposes of this Agreement, have the respective meanings set forth below:

“Additional Holder” shall have the meaning given in Section 5.10.

“Additional Holder Ordinary Shares” shall have the meaning given in Section 5.10.

“Adverse Disclosure” shall mean any public disclosure of material non-public information, which disclosure, in the good faith judgment of the chief executive officer or principal financial officer of the Company, after consultation with counsel to the Company, (i) would be required to be made in any Registration Statement or Prospectus in order for the applicable Registration Statement or Prospectus not to contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein (in the case of any prospectus and any preliminary prospectus, in the light of the circumstances under which they were made) not misleading, (ii) would not be required to be made at such time if the Registration Statement were not being filed declared effective or used, as the case may be, and (iii) the Company has a bona fide business purpose for not making such information public.

“Affiliate” shall have the meaning set forth under Rule 405 under the Securities Act.

“Agreement” shall have the meaning given in the Preamble hereto.

“Block Trade” shall have the meaning given in Section 2.4.1.

“Board” shall mean the board of directors of the Company.

“Business Combination Agreement” shall have the meaning given in the Recitals hereto.

“Business Day” shall have the meaning given in the Business Combination Agreement.

“Closing” shall have the meaning given in the Business Combination Agreement.

“Closing Date” shall have the meaning given in the Business Combination Agreement.

“Commission” shall mean the United States Securities and Exchange Commission.

“Company” shall have the meaning given in the Preamble hereto and includes the Company’s successors by recapitalization, merger, consolidation, spin-off, reorganization or similar transaction.

“Crescera” shall have the meaning given in the Preamble hereto.

“Crescera Group” means (i) Crescera or (ii) any Affiliates controlled or managed by Crescera or by the same investment managers of Crescera, including, for the avoidance of doubt, any fund or account managed by the same managers as Crescera.

“Demanding Holder” shall have the meaning given in Section 2.1.4.

“EDGAR” shall have the meaning given in Section 3.1.3.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as it may be amended from time to time.

“Form F-1 Shelf” shall have the meaning given in Section 2.1.1.

“Form F-3 Shelf” shall have the meaning given in Section 2.1.1.

“Founder Shares” shall have the meaning given in the Original RRA.

“Founders” shall have the meaning given in the Preamble hereto.

“Founders Group” means the Founders and their respective Affiliates; provided that for purposes of this definition, Founders Group shall not include the Company or any of its Subsidiaries.

“Growth Investors” shall have the meaning given in the Preamble hereto.

“Holder Information” shall have the meaning given in Section 4.1.2.

“Holders” shall have the meaning given in the Preamble hereto, for so long as such person or entity holds any Registrable Securities.

“Inovabra” shall have the meaning given in the Preamble hereto.

“Inovabra Group” means (i) Inovabra or (ii) any Affiliates controlled or managed by Inovabra or by the same investment managers of Inovabra, including, for the avoidance of doubt, any fund or account managed by the same managers as Inovabra.

“Joinder” shall have the meaning given in Section 5.10.

“Lock-up Agreement” shall have the meaning given in the Recitals hereto.

“Maximum Number of Securities” shall have the meaning given in Section 2.1.5.

“Minimum Takedown Threshold” shall have the meaning given in Section 2.1.4.

“Misstatement” shall mean an untrue statement of a material fact or an omission to state a material fact required to be stated in a Registration Statement or Prospectus, or necessary to make the statements in a Registration Statement or Prospectus (in the light of the circumstances under which they were made) not misleading.

“New PubCo” shall have the meaning given in the Preamble hereto.

“Ordinary Shares” shall have the meaning given in the Recitals hereto.

“Original RRA” shall have the meaning given in the Recitals hereto.

“Other Coordinated Offering” shall have the meaning given in Section 2.4.1.

“Permitted Transferees” shall mean any person or entity to whom a Holder of Registrable Securities is permitted to transfer such Registrable Securities prior to the expiration of any applicable lock-up period under the Lock-Up Agreement or the Sponsor Letter Agreement, as the case may be.

“Piggyback Registration” shall have the meaning given in Section 2.2.1.

“Private Placement Warrants” shall mean the 7,000,000 warrants to purchase one Ordinary Share held by certain Holders, purchased by such Holders in the private placement that occurred concurrently with the closing of the SPAC’s initial public offering.

“Prospectus” shall mean the prospectus included in any Registration Statement, as supplemented by any and all prospectus supplements and as amended by any and all post-effective amendments and including all material incorporated by reference in such prospectus.

“Registrable Security” shall mean (a) any Ordinary Shares issued or issuable upon the exercise of any other security of the Company (including the Private Placement Warrants) held by a Holder as of immediately following the Closing, (b) any Ordinary Shares or any other equity security of the Company acquired by a Holder following the date hereof to the extent that such securities are “restricted securities” (as defined in Rule 144 promulgated under the Securities Act (or any successor rule promulgated thereafter by the Commission)(“Rule 144”)) or are otherwise held by an “affiliate” (as defined in Rule 144) of the Company, (c) any

Additional Holder Ordinary Shares and (e) any other equity security of the Company issued or issuable with respect to any such Ordinary Share referenced in clauses (a), (b) or (c) by way of a share capitalization, share dividend or share split or in connection with a combination of shares, recapitalization, merger, consolidation, amalgamation, spin-off, reorganization or similar transaction; provided, however, that, as to any particular Registrable Security, such securities shall cease to be Registrable Securities when: (A) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been sold, transferred, disposed of or exchanged in accordance with such Registration Statement by the applicable Holder; (B) such securities shall have been otherwise transferred, new certificates for such securities not bearing (or book entry positions not subject to) a legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of such securities shall not require registration under the Securities Act; (C) such securities shall have ceased to be outstanding; (D) such securities may be sold without registration pursuant to Rule 144 (but with no volume or other restrictions or limitations, including as to manner or timing of sale); or (E) such securities have been sold to, or through, a broker, dealer or underwriter in a public distribution or other public securities transaction; provided, further, that notwithstanding anything to the contrary in this Agreement, no Ordinary Shares received by a Holder as a result of the conversion of any class A ordinary shares, par value $0.0001 per share, of SPAC subscribed for pursuant to a PIPE Investment (as defined in the Business Combination Agreement) shall be deemed to constitute Registrable Securities hereunder (for the avoidance of doubt, such Ordinary Shares shall instead benefit from the registration rights, if any, provided for under the agreement(s) relating to such PIPE Investment(s)).

“Registration” shall mean a registration effected by preparing and filing a registration statement, Prospectus or similar document in compliance with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder, and such registration statement becoming effective.

“Registration Expenses” shall mean the documented, out-of-pocket expenses of a Registration, including, without limitation, the following:

(A) all registration and filing fees (including fees with respect to filings required to be made with the Financial Industry Regulatory Authority, Inc.) and any national securities exchange on which the Ordinary Shares are then listed;

(B) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of outside counsel for the Underwriters in connection with blue sky qualifications of Registrable Securities);

(C) printing, messenger, telephone and delivery expenses;

(D) reasonable fees and disbursements of counsel for the Company and for the Underwriters, if applicable;

(E) reasonable fees and disbursements of all independent registered public accountants of the Company incurred specifically in connection with such Registration; and

(F) reasonable fees and expenses of one (1) U.S. legal counsel selected by the majority-in-interest of the Demanding Holders.

“Registration Statement” shall mean any registration statement that covers the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus included in such registration statement, amendments (including post-effective amendments) and supplements to such registration statement, and all exhibits to and all material incorporated by reference in such registration statement.

“Requesting Holder” shall have the meaning given in Section 2.1.5.

“Securities Act” shall mean the Securities Act of 1933, as amended from time to time.

“Shelf” shall mean the Form F-1 Shelf, the Form F-3 Shelf or any Subsequent Shelf Registration Statement, as the case may be.

“Shelf Registration” shall mean a registration of securities pursuant to a registration statement filed with the Commission in accordance with and pursuant to Rule 415 promulgated under the Securities Act (or any successor rule then in effect).

“Shelf Takedown” shall mean an Underwritten Shelf Takedown or any proposed transfer or sale using a Registration Statement, including a Piggyback Registration.

“SPAC” shall have the meaning given in the Recitals hereto.

“Sponsor” shall have the meaning given in the Recitals hereto.

“Sponsor Letter Agreement” shall mean that certain Sponsor Letter Agreement, dated as of November 16, 2021, by the Company, the Sponsor and certain other parties.

“Subsequent Shelf Registration Statement” shall have the meaning given in Section 2.1.2.

“Subsidiary” shall have the meaning set forth under Rule 405 under the Securities Act.

“Underwriter” shall mean a securities dealer who purchases any Registrable Securities as principal in an Underwritten Offering and not as part of such dealer’s market-making activities.

“Underwritten Offering” shall mean a Registration in which securities of the Company are sold to an Underwriter in a firm commitment underwriting for distribution to the public.

“Underwritten Shelf Takedown” shall have the meaning given in Section 2.1.4.

“Withdrawal Notice” shall have the meaning given in Section 2.1.6.

ARTICLE II

REGISTRATIONS AND OFFERINGS

2.1 Shelf Registration.

2.1.1 Filing. Within thirty (30) calendar days following the Closing Date, the Company shall use commercially reasonable efforts to submit to or file with the Commission a Registration Statement for a Shelf Registration on Form F-1 (the “Form F-1 Shelf”) or a Registration Statement for a Shelf Registration on Form F-3 (the “Form F-3 Shelf”), if the Company is then eligible to use a Form F-3 Shelf, in each case, covering the resale of all the Registrable Securities (determined as of two (2) Business Days prior to such submission or filing) on a delayed or continuous basis and shall use its commercially reasonable efforts to have such Shelf declared effective as soon as practicable after the filing thereof, but no later than the earlier of (a) the ninetieth (90th) calendar day following the filing date thereof if the Commission notifies the Company that it will “review” the Registration Statement and (b) the tenth (10th) Business Day after the date the Company is notified (orally or in writing, whichever is earlier) by the Commission that the Registration Statement will not be “reviewed” or will not be subject to further review. Such Shelf shall provide for the resale of the Registrable Securities included therein pursuant to any method or combination of methods legally available to, and requested by, any Holder named therein. The Company shall maintain a Shelf in accordance with the terms hereof, and shall prepare and file with the Commission such amendments, including post-effective amendments, and supplements as may be necessary to keep a Shelf continuously effective, available for use to permit the Holders named therein to sell their Registrable Securities included therein and in compliance with the provisions of the Securities Act until such time as there are no longer any outstanding Registrable Securities. In the event the Company files a Form F-1 Shelf, the Company shall use its commercially reasonable efforts to convert the Form F-1 Shelf (and any Subsequent Shelf Registration Statement) to a Form F-3 Shelf as soon as practicable after the Company is eligible to use Form F-3. In no event shall a Holder be identified as a statutory underwriter in a Registration Statement unless requested by the Commission. The Company’s obligation under this Section 2.1.1, shall, for the avoidance of doubt, be subject to Section 3.4.

2.1.2 Subsequent Shelf Registration. If any Shelf ceases to be effective under the Securities Act for any reason at any time while Registrable Securities are still outstanding, the Company shall, subject to Section 3.4, use its commercially reasonable efforts to as promptly as is reasonably practicable cause such Shelf to again become effective under the Securities Act (including using its commercially reasonable efforts to obtain the prompt withdrawal of any order suspending the effectiveness of such Shelf), and shall use its commercially reasonable efforts to as promptly as is reasonably practicable amend such Shelf in a manner reasonably expected to result in the withdrawal of any order suspending the effectiveness of such Shelf or file an additional registration statement as a Shelf Registration (a “Subsequent Shelf Registration Statement”) registering the resale of all Registrable Securities (determined as of two (2) Business Days prior to such filing), and pursuant to any method or combination of methods legally available to, and requested by, any Holder named therein. If a Subsequent Shelf Registration Statement is filed, the Company shall use its commercially reasonable efforts to (i) cause such Subsequent Shelf Registration Statement to become effective under the Securities Act as promptly as is reasonably practicable after the filing thereof (it being agreed that the Subsequent Shelf Registration Statement shall be an automatic shelf registration statement (as defined in Rule 405 promulgated under the Securities Act) if the Company is a well-known seasoned issuer (as defined in Rule 405 promulgated under the Securities Act) at the most recent applicable eligibility determination date) and (ii) keep such Subsequent Shelf Registration Statement continuously effective, available for use to permit the Holders named therein to sell their Registrable Securities included therein and in compliance with the provisions of the Securities Act until such time as there are no longer any Registrable Securities. Any such Subsequent Shelf Registration Statement shall be on Form F-3 to the extent that the Company is eligible to use such form. Otherwise, such Subsequent Shelf Registration Statement shall be on another appropriate form. The Company’s obligation under this Section 2.1.2, shall, for the avoidance of doubt, be subject to Section 3.4.

2.1.3 Additional Registrable Securities. Subject to Section 3.4, in the event that any Holder holds Registrable Securities that are not registered for resale on a delayed or continuous basis, the Company, upon written request of one or more Holders holding, individually or collectively, at least five percent (5%) of the Registrable Securities, shall promptly use its commercially reasonable efforts to cause the resale of such Registrable Securities to be covered by either, at the Company’s option, any then available Shelf (including by means of a post-effective amendment) or by filing a Subsequent Shelf Registration Statement and cause the same to become effective as soon as practicable after such filing and such Shelf or Subsequent Shelf Registration Statement shall be subject to the terms hereof; provided, however, that the Company shall only be required to cause such additional Registrable Securities to be so covered once per calendar year for each of the Sponsor, a Founder and a Growth Investor.

2.1.4 Requests for Underwritten Shelf Takedowns. Subject to Section 3.4, at any time and from time to time when an effective Shelf is on file with the Commission, the Sponsor, a Founder or a Growth Investor (any of the Sponsor, a Founder or a Growth Investor being in such case, a “Demanding Holder”) may request to sell all or any portion of its Registrable Securities in an Underwritten Offering that is registered pursuant to the Shelf (each, an “Underwritten Shelf Takedown”); provided that the Company shall only be obligated to effect an Underwritten Shelf Takedown if such offering shall include Registrable Securities proposed to be sold by the Demanding Holder, either individually or together with other Demanding Holders, with a total offering price reasonably expected to exceed, net of underwriting discounts and commissions, in the aggregate, $30 million (the “Minimum Takedown Threshold”). All requests for Underwritten Shelf Takedowns shall be made by giving written notice to the Company, which shall specify the approximate number of Registrable Securities proposed to be sold in the Underwritten Shelf Takedown. Subject to Section 2.4.4, the Company shall have the right to select the Underwriters for such offering (which shall consist of one or more reputable nationally recognized investment banks), subject to the majority-in-interest of the Demanding Holders’ prior approval (which shall not be unreasonably withheld, conditioned or delayed). The Sponsor, the Founders and the Growth Investors may each demand not more than two (2) Underwritten Shelf Takedowns pursuant to this Section 2.1.4 in any twelve (12)-month period, for an aggregate of not more than six (6) Underwritten Shelf Takedowns pursuant to this Section 2.1.4 in any twelve (12)-month period. Notwithstanding anything to the contrary in this Agreement, the Company may effectuate any Underwritten Offering pursuant to any then effective Registration Statement, including a Form F-3, that is then available for such offering.

2.1.5 Reduction of Underwritten Offering. If the managing Underwriter or Underwriters in an Underwritten Shelf Takedown, in good faith, advises the Company, the Demanding Holders and the Holders requesting piggy back rights pursuant to this Agreement with respect to such Underwritten Shelf Takedown (the “Requesting Holders”) (if any) in writing that the dollar amount or number of Registrable Securities that the Demanding Holders and the Requesting Holders (if any) desire to sell, taken together with all other Ordinary Shares or other equity securities that the Company desires to sell and all other Ordinary Shares or other equity securities, if any, that have been requested to be sold in such Underwritten Offering pursuant to separate written contractual piggy-back registration rights held by any other stockholders of the Company, exceeds the maximum dollar amount or maximum number of equity securities that can be sold in the Underwritten Offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering (such maximum dollar amount or maximum number of such securities, as applicable, the “Maximum Number of Securities”), then the Company shall include in such Underwritten Offering, before including any Ordinary Shares or other equity securities proposed to be sold by Company or by other holders of Ordinary Shares or other equity securities, the Registrable Securities of (i) first, the Demanding Holders that can be sold without exceeding the Maximum Number of Securities (pro rata based on the respective number of Registrable Securities that each Demanding Holder has requested be included in such Underwritten Shelf Takedown and the aggregate number of Registrable Securities that all of the Demanding Holders have requested be included in such Underwritten Shelf Takedown), (ii) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (i), the Requesting Holders (if any) (pro rata based on the respective number of Registrable Securities that each Requesting Holder (if any) has requested be included in such Underwritten Shelf Takedown and the aggregate number of Registrable Securities that all of the Requesting Holders have requested be included in such Underwritten Shelf Takedown) that can be sold without exceeding the Maximum Number of Securities, and (iii) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i) and (ii), the Company and such other stockholders (if any) (in a proportion to be determined by the Company pursuant to such separate written contractual piggy-back registration rights or a the exclusive discretion of the Company in the absence of such agreement) that can be sold without exceeding the Maximum Number of Securities.

2.1.6 Withdrawal. Prior to the filing of the applicable “red herring” prospectus or prospectus supplement used for marketing such Underwritten Shelf Takedown, a majority-in-interest of the Demanding Holders initiating an Underwritten Shelf Takedown shall have the right to withdraw from such Underwritten Shelf Takedown for any or no reason whatsoever upon written notification (a “Withdrawal Notice”) to the Company and the Underwriter or Underwriters (if any) of their intention to withdraw from such Underwritten Shelf Takedown; provided that the Sponsor, a Founder or a Growth Investor may elect to have the Company continue an Underwritten Shelf Takedown if the Minimum Takedown Threshold would still be satisfied by the Registrable Securities proposed to be sold in the Underwritten Shelf Takedown by the Sponsor, the Founders, the Growth Investors or any of their respective Permitted Transferees, as applicable. If withdrawn, a demand for an Underwritten Shelf

Takedown shall constitute a demand for an Underwritten Shelf Takedown by the withdrawing Demanding Holder for purposes of Section 2.1.4, unless either (i) such Demanding Holder has not previously withdrawn any Underwritten Shelf Takedown or (ii) such Demanding Holder reimburses the Company for all Registration Expenses with respect to such Underwritten Shelf Takedown (or, if there is more than one Demanding Holder, a pro rata portion of such Registration Expenses based on the respective number of Registrable Securities that each Demanding Holder has requested be included in such Underwritten Shelf Takedown); provided that, if the Sponsor, a Founder or a Growth Investor elects to continue an Underwritten Shelf Takedown pursuant to the proviso in the immediately preceding sentence, such Underwritten Shelf Takedown shall instead count as an Underwritten Shelf Takedown demanded by the Sponsor, such Founder or such Growth Investor, as applicable, for purposes of Section 2.1.4. Following the receipt of any Withdrawal Notice, the Company shall promptly forward such Withdrawal Notice to any other Holders that had elected to participate in such Shelf Takedown. Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the Registration Expenses incurred in connection with a Shelf Takedown prior to its withdrawal under this Section 2.1.6, other than if a Demanding Holder elects to pay such Registration Expenses pursuant to clause (ii) of the second sentence of this Section 2.1.6.

2.2 Piggyback Registration.

2.2.1 Piggyback Rights. Subject to Section 2.4.3, if the Company or any Holder proposes to conduct a registered offering of, or if the Company proposes to file a Registration Statement under the Securities Act with respect to the Registration of, equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into equity securities, for its own account or for the account of stockholders of the Company (or by the Company and by the stockholders of the Company including, without limitation, an Underwritten Shelf Takedown pursuant to Section 2.1), other than a Registration Statement (or any registered offering with respect thereto) (i) filed in connection with any employee stock option or other benefit plan, (ii) pursuant to a Registration Statement on Form F-4 (or similar form that relates to a transaction subject to Rule 145 under the Securities Act or any successor rule thereto), (iii) for an offering of debt that is convertible into equity securities of the Company, (iv) for a dividend reinvestment plan, (v) a Block Trade or (vi) an Other Coordinated Offering, then the Company shall give written notice of such proposed offering to all of the Holders of Registrable Securities as soon as practicable but not less than ten (10) days before the anticipated filing date of such Registration Statement or, in the case of an Underwritten Offering pursuant to a Shelf Registration, the applicable “red herring” prospectus or prospectus supplement used for marketing such offering, which notice shall (A) describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing Underwriter or Underwriters, if any, in such offering, and (B) offer to all of the Holders of Registrable Securities the opportunity to include in such registered offering such number of Registrable Securities as such Holders may request in writing within five (5) days after receipt of such written notice (such registered offering, a “Piggyback Registration”). Subject to Section 2.2.2, the Company shall, in good faith, cause such Registrable Securities to be included in such Piggyback Registration and, if applicable, shall use its commercially reasonable efforts to cause the managing Underwriter or Underwriters of such Piggyback Registration to permit the Registrable Securities requested by the Holders pursuant to this Section 2.2.1 to be included therein on the same terms and conditions as any similar securities of the Company included in such registered offering and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof. The inclusion of any Holder’s Registrable Securities in a Piggyback Registration shall be subject to such Holder agreement to enter into an underwriting agreement in customary form with the Underwriter(s) selected for such Underwritten Offering.

2.2.2 Reduction of Piggyback Registration. If the managing Underwriter or Underwriters in an Underwritten Offering that is to be a Piggyback Registration, in good faith, advises the Company and the Holders of Registrable Securities participating in the Piggyback Registration in writing that the dollar amount or number of Ordinary Shares or other equity securities that the Company desires to sell, taken together with (i) the Ordinary Shares or other equity securities, if any, as to which Registration or a registered offering has been demanded pursuant to separate written contractual arrangements with persons or entities other than the Holders of Registrable Securities hereunder, (ii) the Registrable Securities as to which registration has been requested pursuant to Section 2.2 hereof, and (iii) the Ordinary Shares or other equity securities, if any, as to which Registration or a registered offering has been requested pursuant to separate written contractual piggy-back registration rights of persons or entities other than the Holders of Registrable Securities hereunder, exceeds the Maximum Number of Securities, then:

(a) if the Registration or registered offering is undertaken for the Company’s account, the Company shall include in any such Registration or registered offering (A) first, the Ordinary Shares or other equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities; (B) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), the Registrable Securities of Holders exercising their rights to register their Registrable Securities pursuant to Section 2.2.1, pro rata, based on the respective number of Registrable Securities that each Holder has requested be included in such Underwritten Offering and the aggregate number of Registrable Securities that the Holders have requested to be included in such Underwritten Offering, which can be sold without exceeding the Maximum Number of Securities; and (C) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A) and (B), the Ordinary Shares or other equity securities, if any, as to which Registration or a registered offering has been requested pursuant to separate written contractual piggy-back registration rights of persons or entities other than the Holders of Registrable Securities hereunder, which can be sold without exceeding the Maximum Number of Securities;

(b) if the Registration or registered offering is pursuant to a demand by persons or entities other than the Holders of Registrable Securities pursuant to a separate written contractual arrangement, then the Company shall include in any such Registration or registered offering (A) first, the Ordinary Shares or other equity securities, if any, of such requesting persons or entities, other than the Holders of Registrable Securities, which can be sold without exceeding the Maximum Number of Securities; (B) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), the Registrable Securities of Holders exercising their rights to register their Registrable Securities pursuant to Section 2.2.1, pro rata, based on the respective number of Registrable Securities that each Holder has requested be included in such Underwritten Offering and the aggregate number of Registrable Securities that the Holders have requested to be included in such Underwritten Offering, which can be sold without exceeding the Maximum Number of Securities; (C) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A) and (B), the Ordinary Shares or other equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities; and (D) fourth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A), (B) and (C), the Ordinary Shares or other equity securities, if any, as to which Registration or a registered offering has been requested pursuant to separate written contractual piggy-back registration rights of persons or entities other than the Holders of Registrable Securities hereunder, which can be sold without exceeding the Maximum Number of Securities; and

(c) if the Registration or registered offering and Underwritten Shelf Takedown is pursuant to a request by Holder(s) of Registrable Securities pursuant to Section 2.1 hereof, then the Company shall include in any such Registration or registered offering securities in the priority set forth in Section 2.1.5.

2.2.3 Piggyback Registration Withdrawal. Any Holder of Registrable Securities (other than a Demanding Holder, whose right to withdraw from an Underwritten Shelf Takedown, and related obligations, shall be governed by Section 2.1.6) shall have the right to withdraw from a Piggyback Registration for any or no reason whatsoever upon written notification to the Company and the Underwriter or Underwriters (if any) of his, her or its intention to withdraw from such Piggyback Registration prior to the effectiveness of the Registration Statement filed with the Commission with respect to such Piggyback Registration or, in the case of a Piggyback Registration pursuant to a Shelf Registration, the filing of the applicable “red herring” prospectus or prospectus supplement with respect to such Piggyback Registration used for marketing such transaction. The Company (whether on its own good faith determination or as the result of a request for withdrawal by persons or entities pursuant to separate written contractual obligations) may withdraw a Registration Statement filed with the Commission in connection with a Piggyback Registration (which, in no circumstance, shall include a Shelf) at any time prior to the effectiveness of such Registration Statement. Notwithstanding anything to the contrary in this Agreement (other than Section 2.1.6), the Company shall be responsible for the Registration Expenses incurred in connection with the Piggyback Registration prior to its withdrawal under this Section 2.2.3.

2.2.4 Unlimited Piggyback Registration Rights. For purposes of clarity, subject to Section 2.1.6, any Piggyback Registration effected pursuant to Section 2.2 hereof shall not be counted as a demand for an Underwritten Shelf Takedown under Section 2.1.4 hereof.

2.3 Market Stand-off. In connection with any Underwritten Offering of equity securities of the Company (other than a Block Trade or Other Coordinated Offering), if requested by the managing Underwriters, each Holder that is (a) an executive officer, (b) a director or (c) Holder in excess of five percent (5%) of the outstanding Ordinary Shares (and for which it is customary for such a Holder to agree to a lock-up) agrees that it shall not transfer any Ordinary Shares or other equity securities of the Company (other than those included in such offering pursuant to this Agreement), without the prior written consent of the Company, during the ninety (90)-day period (or such shorter time agreed to by the managing Underwriters) beginning on the date of pricing of such offering, except as expressly permitted by such lock-up agreement or in the event the managing Underwriters otherwise agree by written consent. Each such Holder agrees to execute a customary lock-up agreement in favor of the Underwriters to such effect (in each case on substantially the same terms and conditions as all such Holders).

2.4 Block Trades; Other Coordinated Offerings.

2.4.1 Notwithstanding any other provision of this Article II, but subject to Section 3.4, at any time and from time to time when an effective Form F-3 Shelf is on file with the Commission, if a Demanding Holder wishes to engage in (a) an underwritten registered offering not involving a “roadshow” (including without limitation a same day trade, overnight trade or similar transaction) off of such Form F-3 Shelf, an offer commonly known as a “block trade” (a “Block Trade”), or (b) an “at the market” or similar registered offering off of such Form F-3 Shelf through a broker, sales agent or distribution agent, whether as agent or principal (an “Other Coordinated Offering”), in each case, (x) with a total offering price reasonably expected to exceed $30 million in the aggregate, net of underwriting discounts and commissions or (y) with respect to all remaining Registrable Securities held by the Demanding Holder, provided that the total offering price is reasonably expected to exceed $10 million in the aggregate, then such Demanding Holder only needs to notify the Company of the Block Trade or Other Coordinated Offering at least three (3) Business Days prior to the day such offering is to commence and the Company shall use its commercially reasonable efforts to facilitate such Block Trade or Other Coordinated Offering; provided that the Demanding Holders representing a majority of the Registrable Securities wishing to engage in the Block Trade or Other Coordinated Offering shall use commercially reasonable efforts to work with the Company and any Underwriters, brokers, sales agents or placement agents prior to making such request in order to facilitate preparation of the registration statement, prospectus and other offering documentation related to the Block Trade or Other Coordinated Offering.

2.4.2 Prior to the filing of the applicable “red herring” prospectus or prospectus supplement used in connection with a Block Trade or Other Coordinated Offering, a majority-in-interest of the Demanding Holders initiating such Block Trade or Other Coordinated Offering shall have the right to submit a Withdrawal Notice to the Company, the Underwriter or Underwriters (if any) and any brokers, sales agents or placement agents (if any) of their intention to withdraw from such Block Trade or Other Coordinated Offering. Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the Registration Expenses incurred in connection with a Block Trade or Other Coordinated Offering prior to its withdrawal under this Section 2.4.2.

2.4.3 Notwithstanding anything to the contrary in this Agreement, Section 2.2 shall not apply to a Block Trade or Other Coordinated Offering initiated by a Demanding Holder pursuant to this Agreement.

2.4.4 The Demanding Holder in a Block Trade or Other Coordinated Offering shall have the right to select the Underwriters and any brokers, sales agents or placement agents (if any) for such Block Trade or Other Coordinated Offering (in each case, which shall consist of one or more reputable nationally recognized investment banks).

2.4.5 A Demanding Holder in the aggregate may demand no more than two (2) Block Trades or Other Coordinated Offerings pursuant to this Section 2.4 in any twelve (12)-month period. For the avoidance of doubt, any Block Trade or Other Coordinated Offering effected pursuant to this Section 2.4 shall not be counted as a demand for an Underwritten Shelf Takedown pursuant to Section 2.1.4 hereof.

2.5 Lock-up Restrictions. Notwithstanding anything to the contrary contained in this Agreement, the Company shall not be obligated to request that the Commission declare any Registration Statement effective pursuant to this Section 2 with respect to any Registrable Securities that remain subject, as of the intended date of effectiveness relating to such Registration Statement, to any applicable transfer restrictions under the Lock-Up Agreement or the Sponsor Letter Agreement, as applicable.

ARTICLE III

COMPANY PROCEDURES

3.1 General Procedures. If at any time on or after the date hereof the Company is required to effect the Registration of Registrable Securities, the Company shall use its commercially reasonable efforts to effect such Registration to permit the sale of such Registrable Securities in accordance with the intended plan of distribution thereof, and pursuant thereto the Company shall, as soon as reasonably practicable:

3.1.1 prepare and file with the Commission as soon as practicable a Registration Statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such Registration Statement to become effective and remain effective until all Registrable Securities covered by such Registration Statement are sold in accordance with the intended plan of distribution set forth in such Registration Statement or have ceased to be Registrable Securities;

3.1.2 prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement, and such supplements to the Prospectus, as may be reasonably requested by the majority-in-interest of the Holders with Registrable Securities registered on such Registration Statement or any Underwriter of Registrable Securities or as may be required by the rules, regulations or instructions applicable to the registration form used by the Company or by the Securities Act or rules and regulations thereunder to keep the Registration Statement effective until all Registrable Securities covered by such Registration Statement are sold in accordance with the intended plan of distribution set forth in such Registration Statement or supplement to the Prospectus or have ceased to be Registrable Securities;

3.1.3 prior to filing a Registration Statement or Prospectus, or any amendment or supplement thereto, furnish without charge to the Underwriters, if any, and the Holders of Registrable Securities included in such Registration, and such Holders’ legal counsel, copies of such Registration Statement as proposed to be filed, each amendment and supplement to such Registration Statement (in each case including all exhibits thereto and documents incorporated by reference therein), the Prospectus included in such Registration Statement (including each preliminary Prospectus), and such other documents as the Underwriters and the Holders of Registrable Securities included in such Registration or the legal counsel for any such Holders may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Holders; provided that the Company shall have no obligation to furnish any documents publicly filed or furnished with the Commission pursuant to the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”);

3.1.4 prior to any public offering of Registrable Securities, use its commercially reasonable efforts to (i) register or qualify the Registrable Securities covered by the Registration Statement under such securities or “blue sky” laws of such jurisdictions in the United States as the Holders of Registrable Securities included in such Registration Statement (in light of their intended plan of distribution) may request (or provide evidence satisfactory to such Holders that the Registrable Securities are exempt from such registration or qualification) and (ii) take such action necessary to cause such Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be necessary or advisable to enable the Holders of Registrable Securities included in such Registration Statement to consummate the disposition of such Registrable Securities in such jurisdictions; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify or take any action to which it would be subject to general service of process or taxation in any such jurisdiction where it is not then otherwise so subject;

3.1.5 cause all such Registrable Securities to be listed on each national securities exchange on which similar securities issued by the Company are then listed;

3.1.6 provide a transfer agent or warrant agent, as applicable, and registrar for all such Registrable Securities no later than the effective date of such Registration Statement;

3.1.7 advise each seller of such Registrable Securities, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceeding for such purpose and promptly use its reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

3.1.8 at least three (3) days prior to the filing of any Registration Statement or Prospectus or any amendment or supplement to such Registration Statement or Prospectus (or such shorter period of time as may be (a) necessary in order to comply with the Securities Act, the Exchange Act, and the rules and regulations promulgated under the Securities Act or Exchange Act, as applicable or (b) advisable in order to reduce the number of days that sales are suspended pursuant to Section 3.4), furnish a copy thereof to each seller of such Registrable Securities or its counsel (excluding any exhibits thereto and any filing made under the Exchange Act that is to be incorporated by reference therein);

3.1.9 notify the Holders of Registrable Securities at any time when a Prospectus relating to such Registration Statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the Prospectus included in such Registration Statement, as then in effect, includes a Misstatement, and then to correct such Misstatement as set forth in Section 3.4;

3.1.10 in the event of an Underwritten Offering, a Block Trade, an Other Coordinated Offering, or sale by a broker, placement agent or sales agent pursuant to such Registration, in each of the following cases to the extent customary for a transaction of its type, permit a representative of the Holders, the Underwriters or other financial institutions facilitating such Underwritten Offering, Block Trade, Other Coordinated Offering or other sale pursuant to such Registration, if any, and any attorney, consultant or accountant retained by such Holders or Underwriter to participate, at each such person’s or entity’s own expense, in the preparation of the Registration Statement, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any such representative, Underwriter, financial institution, attorney, consultant or accountant in connection with the Registration; provided, however, that such representatives, Underwriters or financial institutions agree to confidentiality arrangements in form and substance reasonably satisfactory to the Company, prior to the release or disclosure of any such information;

3.1.11 obtain a “cold comfort” letter from the Company’s independent registered public accountants in the event of an Underwritten Offering, a Block Trade, an Other Coordinated Offering or sale by a broker, placement agent or sales agent pursuant to such Registration (subject to such Underwriters, broker, placement agent or sales agent providing such certification or representation reasonably requested by the Company’s independent registered public accountants and the Company’s counsel) in customary form and covering such matters of the type customarily covered by “cold comfort” letters for a transaction of its type as the managing Underwriter may reasonably request, and reasonably satisfactory to a majority-in-interest of the participating Holders;

3.1.12 in the event of an Underwritten Offering, a Block Trade, an Other Coordinated Offering or sale by a broker, placement agent or sales agent pursuant to such Registration, on the date the Registrable Securities are delivered for sale pursuant to such Registration, to the extent customary for a transaction of its type, obtain an opinion and negative assurance letter, dated such date, of counsel representing the Company for the purposes of such Registration, addressed to the participating Holders, the broker, placement agents or sales agent, if any, and the Underwriters, if any, covering such legal matters with respect to the Registration in respect of which such opinion is being given as the participating Holders, broker, placement agent, sales agent or Underwriter may reasonably request and as are customarily included in such opinions and negative assurance letters;

3.1.13 in the event of any Underwritten Offering, a Block Trade, an Other Coordinated Offering or sale by a broker, placement agent or sales agent pursuant to such Registration, enter into and perform its obligations under an underwriting or other purchase or sales agreement, in usual and customary form, with the managing Underwriter or the broker, placement agent or sales agent of such offering or sale;

3.1.14 make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months beginning with the first day of the Company’s first full calendar quarter after the effective date of the Registration Statement which satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any successor rule promulgated by the Commission then in effect);

3.1.15 with respect to an Underwritten Offering pursuant to Section 2.1.4, use its commercially reasonable efforts to make available senior executives of the Company to participate in customary “road show” presentations that may be reasonably requested by the Underwriter in such Underwritten Offering; and

3.1.16 otherwise, in good faith, cooperate reasonably with, and take such customary actions as may reasonably be requested by the participating Holders, consistent with the terms of this Agreement, in connection with such Registration.

Notwithstanding the foregoing, the Company shall not be required to provide any documents or information to an Underwriter, broker, sales agent or placement agent if such Underwriter, broker, sales agent or placement agent has not then been named with respect to the applicable Underwritten Offering or other offering involving a Registration as an Underwriter, broker, sales agent or placement agent, as applicable.

3.2 Registration Expenses. The Registration Expenses of all Registrations shall be borne by the Company. It is acknowledged by the Holders that the Holders shall bear all incremental selling expenses relating to the sale of Registrable Securities, such as Underwriters’ commissions and discounts, brokerage fees and, other than as set forth in the definition of “Registration Expenses,” all fees and expenses of any legal counsel representing the Holders jointly as a single class.

3.3 Requirements for Participation in Registration Statement in Offerings. Notwithstanding anything in this Agreement to the contrary, if any Holder does not provide the Company with its requested Holder Information in writing, the Company may exclude such Holder’s Registrable Securities from the applicable Registration Statement or Prospectus if the Company reasonably determines, based on the advice of counsel, that it is necessary or advisable to include such information in the applicable Registration Statement or Prospectus and such Holder continues thereafter to withhold such information. In addition, no person or entity may participate in any Underwritten Offering or other offering for equity securities of the Company pursuant to a Registration initiated by the Company hereunder unless such person or entity (i) agrees to sell such person’s or entity’s securities on the basis provided in any underwriting, sales, distribution or placement arrangements approved by the Company and (ii) completes and executes all customary questionnaires, powers of attorney, indemnities, lock-up agreements, underwriting or other agreements and other customary documents as may be reasonably required under the terms of such underwriting, sales, distribution or placement arrangements. For the avoidance of doubt, the exclusion of a Holder’s Registrable Securities as a result of this Section 3.3 shall not affect the Registration of any other Holder’s Registrable Securities to be included in such Registration.

3.4 Suspension of Sales; Adverse Disclosure; Restrictions on Registration Rights.

3.4.1 Upon receipt of written notice from the Company that a Registration Statement or Prospectus contains a Misstatement, each of the Holders shall forthwith discontinue disposition of Registrable Securities until it has received copies of a supplemented or amended Prospectus correcting the Misstatement (it being understood that the Company hereby covenants to prepare and file such supplement or amendment as soon as reasonably practicable after the time of such notice), or until it is advised in writing by the Company that the use of the Prospectus may be resumed.

3.4.2 Subject to Section 3.4.4, if (i) the filing, initial effectiveness or continued use of a Registration Statement in respect of any Registration at any time would (a) require the Company to make an Adverse Disclosure, (b) require the inclusion in such Registration Statement of financial statements that are unavailable to the Company for reasons beyond the Company’s control, or (c) in the good faith judgment of the majority of the Board such Registration, be seriously detrimental to the Company and the majority of the Board concludes as a result that it is essential to defer such filing, initial effectiveness or continued use at such time, or (ii) the majority of the Board determines to delay the filing or initial effectiveness of, or suspend use of, a Registration Statement and such delay or suspension arises out of, or is a result of, or is related to or is in connection with any statement or communication that relates to changes to historical accounting policies of Company or the SPAC in connection with any order, directive, guideline, comment or recommendation from the Commission with respect to securities issued in, or other matters related to, the SPAC’s initial public offering, then the Company may, upon giving prompt written notice of such action to the Holders (which notice shall not specify the nature of the event giving rise to such delay or suspension), delay the filing or initial effectiveness of, or suspend use of, such Registration Statement for the shortest period of time determined in good faith by the Company to be necessary for such purpose. In the event the Company exercises its rights under this Section 3.4.2, the Holders agree to suspend, immediately upon their receipt of the notice referred to above, their use of the Prospectus relating to any Registration in connection with any sale or offer to sell Registrable Securities until such Holder receives written notice from the Company that such sales or offers of Registrable Securities may be resumed, and in each case maintain the confidentiality of such notice and its contents.

3.4.3 Subject to Section 3.4.4, (a) during the period starting with the date sixty (60) days prior to the Company’s good faith estimate of the date of the filing of, and ending on a date one hundred and twenty (120) days after the effective date of, a Company-initiated Registration and provided that the Company continues to actively employ, in good faith, all commercially reasonable efforts to maintain the effectiveness of the applicable Registration Statement, or (b) if, pursuant to Section 2.1.4, Holders have requested an Underwritten Shelf Takedown and the Company and Holders are unable to obtain the commitment of underwriters to firmly underwrite such offering, the Company may, upon giving prompt written notice of such action to the Holders, delay any other registered offering pursuant to Section 2.1.4 or 2.4.

3.4.4 The right to delay or suspend any filing, initial effectiveness or continued use of a Registration Statement pursuant to Section 3.4.2 or a registered offering pursuant to Section 3.4.3 shall not be exercised by the Company, on more than three (3) occasions or for more than ninety (90) consecutive calendar days or more than one hundred and twenty (120) total calendar days in each case, during any twelve (12)-month period.

3.4.5 Notwithstanding anything herein to the contrary, if the Commission prevents the Company from including any or all of the Registrable Securities proposed to be registered for resale under a Registration Statement due to limitations on the use of Rule 415 of the Securities Act for the resale of the Registrable Securities by the applicable Holders or otherwise, (a) such Registration Statement shall register for resale such number of Registrable Securities which is equal to the maximum number of Registrable Securities as is permitted by the Commission and (b) the number of Registrable Securities to be registered for each selling Holder named in the Registration Statement shall be reduced pro rata among all such selling Holders; and as promptly as practicable after being permitted to register additional Registrable Securities under Rule 415 under the Securities Act, the Company shall amend the Registration Statement or file a new Registration Statement to register such Registrable Securities not included in the initial Registration Statement and shall use commercially reasonable efforts to have such amendment or Registration Statement to become effective as promptly as practicable.

3.4.6 Any Registrable Securities that are subject to any transfer restrictions pursuant to the Lock-Up Agreement or the Sponsor Letter Agreement may not be sold, transferred or otherwise disposed of following Registration pursuant to any Registration Statement unless and until permitted by the Lock-Up Agreement and/or the Sponsor Letter Agreement, as applicable, and any such Registrable Securities shall continue to bear restrictive legends (if any, as applicable) until such sale, transfer or disposal becomes permitted under the Lock-Up Agreement and the Sponsor Letter Agreement, as applicable.

3.5 Reporting Obligations. As long as any Holder shall own Registrable Securities, the Company, at all times while it shall be a reporting company under the Exchange Act, covenants to file timely (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to Sections 13(a) or 15(d) of the Exchange Act and to promptly furnish the Holders with true and complete copies of all such filings; provided that any documents publicly filed or furnished with the Commission pursuant to EDGAR shall be deemed to have been furnished or delivered to the Holders pursuant to this Section 3.5. The Company further covenants that it shall take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell Ordinary Shares held by such Holder without registration under the Securities Act within the limitation of the exemptions provided by Rule 144. Upon the request of any Holder, the Company shall deliver to such Holder a written certification of a duly authorized officer as to whether it has complied with such requirements.

ARTICLE IV

INDEMNIFICATION AND CONTRIBUTION

4.1 Indemnification.

4.1.1 The Company agrees to indemnify, to the extent permitted by law, each Holder of Registrable Securities, its officers, directors and agents and each person or entity who controls such Holder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and out-of-pocket expenses (including, without limitation, reasonable and documented attorneys’ fees) resulting from any untrue or alleged untrue statement of material fact contained in or incorporated by reference in any Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information or affidavit furnished in writing to the Company by such Holder expressly for use therein. The Company shall indemnify the Underwriters, their officers and directors and each person who controls such Underwriters (within the meaning of the Securities Act) to the same extent as provided in the foregoing with respect to the indemnification of the Holder.

4.1.2 In connection with any Registration Statement in which a Holder of Registrable Securities is participating, such Holder shall furnish (or caused to be furnished) to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such Registration Statement or Prospectus (the “Holder Information”) and, to the extent permitted by law, shall indemnify the Company, its directors and officers and agents and each person or entity who controls the Company (within the meaning of the Securities Act) against any and all losses, claims, damages, liabilities and out-of-pocket expenses (including without limitation reasonable and documented outside attorneys’ fees) resulting from any untrue or alleged untrue statement of material fact contained in or incorporated by reference in any Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement is contained in (or not contained in, in the case of an omission) any information or affidavit so furnished in writing by or on behalf of such Holder expressly for use therein; provided, however, that the obligation to indemnify shall be several, not joint and several, among such Holders of Registrable Securities, and the total liability of each such Holder of Registrable Securities shall be in proportion to and limited to the net proceeds received by such Holder from the sale of Registrable Securities pursuant to such Registration Statement. The Holders of Registrable Securities shall indemnify the Underwriters, their officers, directors and each person or entity who controls such Underwriters (within the meaning of the Securities Act) to the same extent as provided in the foregoing with respect to indemnification of the Company.

4.1.3 Any person or entity entitled to indemnification herein shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s or entity’s right to indemnification hereunder to the extent such failure has not materially prejudiced the indemnifying party) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel (plus local counsel) for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement includes a statement or admission of fault and culpability on the part of such indemnified party or which settlement does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

4.1.4 The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling person or entity of such indemnified party and shall survive the transfer of securities. The Company and each Holder of Registrable Securities participating in an offering also agrees to make such provisions as are reasonably requested by any indemnified party for contribution to such party in the event the Company’s or such Holder’s indemnification is unavailable for any reason.

4.1.5 If the indemnification provided under Section 4.1 hereof from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and out-of-pocket expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and out-of-pocket expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by (or not made by, in the case of an omission), or relates to information supplied by (or not supplied by, in the case of an omission), such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action; provided, however, that the liability of any Holder under this Section 4.1.5 shall be limited to the amount of the net proceeds received by such Holder in such offering giving rise to such liability. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in Sections 4.1.1, 4.1.2 and 4.1.3 above, any legal or other fees, charges or out-of-pocket expenses reasonably incurred by such party in connection with any investigation or proceeding. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 4.1.5 were determined by pro rata allocation or by any other method of allocation, which does not take account of the equitable considerations referred to in this Section 4.1.5. No person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 4.1.5 from any person or entity who was not guilty of such fraudulent misrepresentation.

ARTICLE V

MISCELLANEOUS

5.1 Notices. Any notice or communication under this Agreement must be in writing and given by (i) deposit in the United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, (ii) delivery in person or by courier service providing evidence of delivery, or (iii) transmission by hand delivery, electronic mail, telecopy, telegram or facsimile. Each notice or communication that is mailed, delivered, or transmitted in the manner described above shall be deemed sufficiently given, served, sent, and received, in the case of mailed notices, on the third Business Day following the date on which it is mailed and, in the case of notices delivered by courier service, hand delivery, electronic mail, telecopy, telegram or facsimile, at such time as it is delivered to the addressee (with the delivery receipt or the affidavit of messenger) or at such time as delivery is refused by the addressee upon presentation. Any notice or communication under this Agreement must be addressed, if to the Company, to:

Semantix Tecnologia em Sistema de Informação S.A.

Av. Eusébio Matoso, 1.375, 10 floor, Zip 05423-180

Attention:       Leonardo Santos

Email:             lsantos@semantix.com.br

and, if to any Holder, at such Holder’s address or contact information as set forth in the Company’s books and records. Any party may change its address for notice at any time and from time to time by written notice to the other parties hereto, and such change of address shall become effective thirty (30) days after delivery of such notice as provided in this Section 5.1.

5.2 Assignment; No Third Party Beneficiaries.

5.2.1 This Agreement and the rights, duties and obligations of the Company hereunder may not be assigned or delegated by the Company in whole or in part.

5.2.2 No Holder may assign or delegate such Holder’s rights, duties or obligations under this Agreement, in whole or in part, except in connection with a transfer of Registrable Securities by such Holder to a Permitted Transferee but only if such transfer is in compliance with the applicable provisions of the Lock-Up Agreement and the Sponsor Letter Agreement, as the case may be.

5.2.3 This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties and its successors and the permitted assigns of the Holders, which shall include Permitted Transferees.

5.2.4 This Agreement shall not confer any rights or benefits on any persons or entities that are not parties hereto, other than as expressly set forth in this Agreement and Section 5.2 hereof.

5.2.5 No assignment by any party hereto of such party’s rights, duties and obligations hereunder shall be binding upon or obligate the Company unless and until the Company shall have received (i) written notice of such assignment as provided in Section 5.1 hereof and (ii) the written agreement of the assignee, in a form reasonably satisfactory to the Company, to be bound by the terms and provisions of this Agreement (which may be accomplished by an addendum or certificate of joinder to this Agreement, including the joinder in the form of Exhibit A attached hereto). Any transfer or assignment made other than as provided in this Section 5.2 shall be null and void.

5.3 Counterparts. This Agreement may be executed in multiple counterparts (including facsimile or PDF counterparts), each of which shall be deemed an original, and all of which together shall constitute the same instrument, but only one of which need be produced. The words “execution,” “signed,” “signature,” and words of like import in this Agreement or in any other certificate, agreement or document related to this Agreement shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, “pdf”, “tif” or “jpg”) and other electronic signatures (including DocuSign and AdobeSign). The use of electronic signatures and electronic records (including any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the Delaware Uniform Electronic Transactions Act and any other applicable law. Minor variations in the form of the signature page, including footers from earlier versions of this Agreement or any such other document, shall be disregarded in determining the party’s intent or the effectiveness of such signature.

5.4 Governing Law; Venue. NOTWITHSTANDING THE PLACE WHERE THIS AGREEMENT MAY BE EXECUTED BY ANY OF THE PARTIES HERETO, THE PARTIES EXPRESSLY AGREE THAT (A) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE STATE OF DELAWARE AND (B) THE VENUE FOR ANY ACTION TAKEN WITH RESPECT TO THIS AGREEMENT SHALL BE THE COURT OF CHANCERY OF THE STATE OF DELAWARE (OR, TO THE EXTENT SUCH COURT DOES NOT HAVE SUBJECT MATTER JURISDICTION, THE SUPERIOR COURT OF THE STATE OF DELAWARE), OR, IF IT HAS OR CAN ACQUIRE JURISDICTION, IN THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF DELAWARE.

5.5 TRIAL BY JURY. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND, THEREFORE, EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

5.6 Amendments and Modifications. Upon the written consent of (a) the Company and (b) the Holders of at least a majority in interest of the Registrable Securities at the time in question, compliance with any of the provisions, covenants and conditions set forth in this Agreement may be waived, or any of such provisions, covenants or conditions may be amended or modified; and provided, further, that any amendment hereto or waiver hereof that adversely affects one Holder, solely in its capacity as a holder of the shares of capital stock of the Company, in a manner that is materially different from the other Holders (in such capacity) shall require the consent of the Holder so affected. No course of dealing between any Holder or the Company and any other party hereto or any failure or delay on the part of a Holder or the Company in exercising any rights or remedies under this Agreement shall operate as a waiver of any rights or remedies of any Holder or the Company. No single or partial exercise of any rights or remedies under this Agreement by a party shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder or thereunder by such party.

5.7 Other Registration Rights. The Company represents and warrants that no person or entity, other than a Holder of Registrable Securities, has any right to require the Company to register any securities of the Company for sale or to include such securities of the Company in any Registration Statement filed by the Company for the sale of securities for its own account or for the account of any other person or entity. Further, the Company represents and warrants that this Agreement supersedes any other registration rights agreement or agreement with similar terms and conditions and in the event of a conflict between any such agreement or agreements and this Agreement, the terms of this Agreement shall prevail.

5.8 Term. This Agreement shall terminate, with respect to any Holder, on the date that such Holder no longer holds any Registrable Securities. The provisions of Section 3.5, Article IV and Article V shall survive any termination.

5.9 Holder Information. Each Holder agrees, if requested in writing, to represent to the Company the total number of Registrable Securities held by such Holder in order for the Company to make determinations hereunder.

5.10 Additional Holders; Joinder. In addition to persons or entities who may become Holders pursuant to Section 5.2 hereof, subject to the prior written consent of each of the Sponsor, the majority-in-interest of the Founders Group, the majority-in-interest of the Crescera Group, and the majority-in-interest of the Inovabra Group (in each case, so long as the Sponsor, the Founders Group, the Crescera Group or the Inovabra Group, as applicable, holds in the aggregate, at least five percent (5%) of the outstanding Ordinary Shares), the Company may make any person or entity who acquires Ordinary Shares or rights to acquire Ordinary Shares after the date hereof a party to this Agreement (each such person or entity, an

“Additional Holder”) by obtaining an executed joinder to this Agreement from such Additional Holder in the form of Exhibit A attached hereto (a “Joinder”). Such Joinder shall specify the rights and obligations of the applicable Additional Holder under this Agreement. Upon the execution and delivery and subject to the terms of a Joinder by such Additional Holder, the Ordinary Shares then owned, or underlying any rights then owned, by such Additional Holder (the “Additional Holder Ordinary Shares”) shall be Registrable Securities to the extent provided herein and therein and such Additional Holder shall be a Holder under this Agreement with respect to such Additional Holder Ordinary Shares.

5.11 Severability. It is the desire and intent of the parties that the provisions of this Agreement be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

5.12 Entire Agreement; Restatement. This Agreement constitutes the full and entire agreement and understanding between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter. Upon the Closing, the Original RRA shall no longer be of any force or effect.

5.13 Founders Group Representative. Each of DDT Investments Ltd., Cumorah Group Ltd. and ETZ Chaim Investments Ltd. hereby irrevocably and unconditionally authorizes and appoints Leonardo Santos as representative of the Founders and the Founders Group for all purposes of this Agreement. Any action taken or any exercise of powers under this Agreement by Leonardo Santos shall be binding on each other Founder for purposes thereof, shall be deemed to be taken or exercised by each other Founder, and the Company and each other party hereto shall be entitled to assume that any action taken by Leonardo Santos for purposes of this Agreement is binding on all of the Founders, and the parties hereto shall be entitled to rely on the same without being required to make further enquiries in respect thereof. Each of DDT Investments Ltd., Cumorah Group Ltd. and ETZ Chaim Investments Ltd. hereby irrevocably and unconditionally releases and waives any and all claims and demands of any kind whatsoever (whether existing now or in the future, including with respect to contingent liabilities), such Founder may have against Leonardo Santos in relation to the performance (or non-performance) of any of the rights and duties of his duties as representative of each other Founder pursuant to this Section 5.12, except in the case of fraud or willful misconduct by Leonardo Santos.

[Signature pages follow]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above.

ALPHA CAPITAL HOLDCO COMPANY

Name: Rafael Steinhauser
Title: Authorized Signatory

DDT INVESTMENTS LTD.

Name: Leonardo Dos Santos Poça D´Água Title: Authorized Signatory

CUMORAH Group Ltd.,

Name: Leandro Dos Santos Poça D´Água
Title: Authorized Signatory

ETZ CHAIM INVESTMENTS LTD.

Name: Leonardo Augusto Oliveira Dias Title: Authorized Signatory

CRESCERA GROWTH CAPITAL MASTER FUNDO DE INVESTIMENTO EM PARTICIPAÇÕES MULTIESTRATÉGIA

Crescera Growth Capital Ltda. Name: Jaime Cardoso Danvila
Title: Director

[Signature Page to Amended and Restated Registration Rights Agreement]

CRESCERA GROWTH CAPITAL MASTER FUNDO DE INVESTIMENTO EM PARTICIPAÇÕES MULTIESTRATÉGIA

Crescera Growth Capital Ltda. Name: Priscila Pereira Rodrigues
Title: Director

FUNDO DE INVESTIMENTO EM PARTIPAÇÕES INOVABRA I – INVESTIMENTO NO EXTERIOR

2B Capital S.A. Name: Manuel Maria Pulido Garcia Ferrao de Sousa
Title: Executive Principal

FUNDO DE INVESTIMENTO EM PARTIPAÇÕES INOVABRA I – INVESTIMENTO NO EXTERIOR

2B Capital S.A. Name: Leandro Kakumu Kayano
Title: Principal

ALPHA CAPITAL SPONSOR LLC

Name: Alec Oxenford
Title: Manager

[Signature Page to Amended and Restated Registration Rights Agreement]

[DIRECTOR/OFFICER][2]

Name:
Title:

[2]	For Directors and Officers of NewPubCo to become signatories.

[Signature Page to Amended and Restated Registration Rights Agreement]

[FORMER SEMANTIX SHAREHOLDERS][3]

Name:
Title:

[3]	For former shareholders of Semantix to become signatories.

[Signature Page to Amended and Restated Registration Rights Agreement]

Exhibit A

REGISTRATION RIGHTS AGREEMENT JOINDER

The undersigned is executing and delivering this joinder (this “Joinder”) pursuant to the Amended and Restated Registration Rights Agreement, dated as of [ ], 2021 (as the same may hereafter be amended, the “Registration Rights Agreement”), among Alpha Capital Holdco Company, an exempted company incorporated with limited liability in the Cayman Islands (“New PubCo” or the “Company”), and the other persons or entities named as parties therein. Capitalized terms used but not otherwise defined herein shall have the meanings provided in the Registration Rights Agreement.

By executing and delivering this Joinder to the Company, and upon acceptance hereof by the Company upon the execution of a counterpart hereof, the undersigned hereby agrees to become a party to, to be bound by, and to comply with the Registration Rights Agreement as a Holder of Registrable Securities in the same manner as if the undersigned were an original signatory to the Registration Rights Agreement, and the undersigned’s Ordinary Shares shall be included as Registrable Securities under the Registration Rights Agreement to the extent provided therein; provided, however, that the undersigned and its permitted assigns (if any) shall not have any rights as a Holder, and the undersigned’s (and its transferees’) Ordinary Shares shall not be included as Registrable Securities, for purposes of the Excluded Sections.

For purposes of this Joinder, “Excluded Sections” shall mean [________].

Accordingly, the undersigned has executed and delivered this Joinder as of the __________ day of __________, 20__.

Signature of Stockholder

Print Name of Stockholder
Its:
Address:

Agreed and Accepted as of
____________, 20__

Alpha Capital Holdco Company

By:
Name:
Its: